UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Holly Corporation

(Name of Registrant as Specified In Its Charter)

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HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6915

April 7, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Holly Corporation to be held on Thursday, May 8, 2008, at 10:00 a.m., local time, in Salons A & B, Hotel Crescent Court, 400 Crescent Court, Dallas, Texas. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and an Annual Report for Holly Corporation.

At the Annual Meeting, you will be asked (i) to elect 7 directors to the Board of Directors of the Company, (ii) to ratify the recommendation of the Company’s Audit Committee and endorsed by the Board of Directors, of the selection of Ernst & Young, LLP, an independent registered public accounting firm, as the Company’s auditor for the year 2008, and (iii) to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card or grant your proxy by Internet or telephone, as described on the enclosed proxy card, as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

MATTHEW P. CLIFTON
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card or to grant your proxy by the Internet or by telephone, as described on the enclosed proxy card, as promptly as possible. Returning your proxy card or granting your proxy by the Internet or by telephone will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy card or has granted his or her proxy by telephone. When providing your proxy, please indicate whether you plan to attend the Annual Meeting in person.

HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6915

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 7, 2008

PLEASE TAKE NOTICE that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Holly Corporation (the “Company”) will be held on Thursday, May 8, 2008, at 10:00 a.m. local time in Salons A & B, Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, to consider and vote on the following matters:

1. Election of 7 directors to serve on the Board of Directors (the “Board”) of the Company until the Company’s next annual meeting;

2. Ratification of the recommendation of the Company’s Audit Committee, endorsed by the Board of Directors, of the selection of Ernst & Young, LLP, an independent registered public accounting firm, as the Company’s auditor for the year 2008; and

3. Such other business as may properly come before the meeting, or any postponement or adjournment thereof.

The Company’s Annual Report for its year ended December 31, 2007 is being distributed with this Proxy Statement.

The close of business on March 26, 2008 (the “Record Date”), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company’s Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice and will also be available at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2008.

•	The proxy statement, proxy card and 2007 Annual Report to Stockholders are available on the Company’s website at www.hollycorp.com.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card or grant your proxy by the Internet or telephone, as described on the enclosed proxy card, as promptly as possible. When providing your proxy, please indicate whether you plan to attend the Annual Meeting in person. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.” The prompt return of proxies will save the expense involved in further communications.

By Order of the Board of Directors:

W. JOHN GLANCY
Secretary

PROXY STATEMENT
OF
HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6915

SOLICITATION AND REVOCABILITY OF PROXIES

The Board requests your proxy for use at the Annual Meeting of Stockholders to be held on Thursday, May 8, 2008, and at any adjournment or postponement thereof. By signing and returning the enclosed proxy card or granting your proxy by the Internet or by telephone, you authorize the persons named on the proxy card, or in your telephonically or electronically submitted proxy (collectively, the “Proxy”), to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the proxy card were first mailed to stockholders of the Company on or about April 7, 2008.

This solicitation of proxies is made by the Board and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, electronic mail, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company’s common stock (the “Common Stock”) that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy card, are represented by another proxy, or have granted your proxy by the Internet or by telephone. You may revoke your proxy, whether granted by the Internet or by telephone or by returning the enclosed proxy card, at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In addition, if you granted your proxy by the Internet or by telephone, you may revoke such grant by resubmitting your proxy by the Internet or by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 7, 2008. In the absence of any such revocation, shares represented by the persons named in the Proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, there were 50,916,895 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. The holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the Annual Meeting had a quorum originally been present. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named in the Proxy intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy card does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

PROPOSAL ONE — ELECTION OF DIRECTORS

The Board has designated Buford P. Berry, Matthew P. Clifton, Marcus R. Hickerson, Thomas K. Matthews, II, Robert G. McKenzie, Jack P. Reid and Paul T. Stoffel as nominees for election as directors of the Company at the Annual Meeting (each, a “Nominee”). All of the Nominees currently serve as directors of the Company. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of Stockholders in 2009 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see “Directors.”

The Board has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve prior to the election, your proxy will be voted for the election of a substitute nominee recommended by the current Board, or the number of the Company’s directors will be reduced.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed in the Proxy or unless authority to vote is withheld, the Proxy will be voted for the election of each of the Nominees.

The Board recommends a vote “FOR” the election of each of the nominees.

PROPOSAL TWO — AUDITORS

In accordance with its charter, the Audit Committee has selected the firm of Ernst & Young LLP, an independent public accounting firm, to be the Company’s auditor for the year 2008 and, with the endorsement of the Board of Directors, recommends to the stockholders that they ratify that appointment. Ernst & Young LLP served in this capacity in 2007. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee reviewed and approved in advance the audit scope, the types of non-audit services, if any, and the estimated fees for each category for the coming year. For each category of proposed services, Ernst & Young LLP is required to confirm that the provision of such services does not impair their independence. Before selecting Ernst & Young LLP, the Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving Ernst & Young LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the Audit Committee has concluded that the ability of Ernst & Young LLP to perform the services for the Company is in no way adversely affected by any such litigation or other proceedings.

The Board and the Audit Committee recommend a vote “FOR” the ratification of the Board’s selection of Ernst & Young LLP as the Company’s auditor for 2008.

OWNERSHIP OF SECURITIES

The following table and the notes thereto set forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each current director of the Company, (ii) the named executive officers of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each other person known to the Company to own beneficially more than five percent of Common Stock outstanding on the Record Date. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915.

The Company has determined beneficial ownership in accordance with regulations of the Securities and Exchange Commission (the “SEC”). The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On the Record Date, there were 50,916,895 shares of Common Stock outstanding.

	Number of Shares		Percent of
	and Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

Brown Brothers Harriman Trust Company of Texas 2001 Ross Ave Dallas, Texas 75201-2996	7,525,217	(1)	14.78%
Renaissance Technologies LLC 800 Third Ave. 33rd Floor New York, New York 10022	2,781,200	(2)	5.46%
Jack P. Reid	605,463	(5)	1.19%
Paul T. Stoffel	446,757		*
Matthew P. Clifton	300,037	(3)(4)	*
Stephen J. McDonnell	284,943	(3)	*
W. John Glancy	81,360	(3)	*
Marcus R. Hickerson	63,205	(6)	*
David L. Lamp	47,258	(3)(4)	*
William J. Gray	32,289		*
Thomas K. Matthews, II	23,957		*
Buford Berry	10,757		*
Robert G. McKenzie	13,897		*
P. Dean Ridenour	14,116		*
All directors and executive officers as a group (12 persons)(3)	1,924,039	(7)	3.78%

*	less than one percent.

(1)	Brown Brothers Harriman Trust Company of Texas (“Brown Brothers Texas”) is deemed to beneficially own 7,525,217 shares in its capacity as trustee of trusts for the benefit of Betty Simmons Regard, Margaret Simmons Dear, Suzanne Simmons Bartolucci and their descendants, and for Lamar Norsworthy, Nona Norsworthy Barrett and their descendants. Brown Brothers Texas has sole voting power and sole investment power (as applicable) with respect to 6,538,353 shares. Brown Brothers Texas is deemed to own beneficially 986,864 shares in its capacity as co-trustee for the benefit of Mrs. Barrett, Mr. Norsworthy and Mary Frances Norsworthy Fernandes. These trusts own 100% of NBN Asset Management Company, L.L.C. and NBN Capital L.P. which between them hold the 986,864 shares. Brown Brothers Harriman & Co. and Brown Brothers Harriman Trust Company, (N.A.) are controlling entities of Brown Brothers Texas.

(2)	Renaissance Technologies LLC has filed with the SEC a Schedule 13G, dated February 13, 2008. Based on the Schedule 13G, Renaissance Technologies LLC has sole voting power and sole dispositive power with respect to 2,781,200 shares, and shared voting power and shared dispositive power with respect to no shares.

(3)	The number of shares beneficially owned includes shares of Common Stock of which such individuals or their trustees have the right to acquire beneficial ownership either currently or within 60 days after the record date, upon the exercise of options, as follows: 80,000 shares for Mr. Clifton, 15,000 shares for Mr. Glancy, 240,000 shares for Mr. McDonnell, and 411,000 shares for all executive officers as a group. The number of shares beneficially owned also includes unvested shares of restricted stock (including restricted stock granted in March 2008) which (as of the Record Date) such individuals cannot dispose of until the restrictions on these shares lapse, as follows: 60,368 restricted shares for Mr. Clifton, 15,903 restricted shares for Mr. Glancy, 19,987 restricted shares for Mr. Lamp, 10,256 restricted shares for Mr. McDonnell, 3,369 restricted shares for Mr. Ridenour and 109,833 restricted shares for all executive officers as a group. The number does not include unvested performance share units.

(4)	The number of shares beneficially owned does not include shares in the Thrift Plan for Employees of Holly Corporation, Its Affiliates and Subsidiaries as follows: 36,840 shares for Mr. Clifton, 10 shares for Mr. Lamp, and 126,707 shares for all executive officers as a group. All such shares are subject to the directions of the participant or the participant’s trustee as to holding or selling such shares.

(5)	This number includes 90,287 shares held in a family limited partnership of which Mr. Reid is the general partner. Mr. Reid disclaims beneficial ownership except to the extent of his partnership interest in the family limited partnership.

(6)	Mr. Hickerson disclaims beneficial ownership as to 16,000 of these shares.

(7)	Includes 16,000 shares as to which Mr. Hickerson disclaims beneficial ownership and the 90,287 shares as to which Mr. Reid disclaims beneficial ownership.

DIRECTORS

The following table sets forth certain information regarding the directors of the Company in 2007. Each director’s term of office expires at the Annual Meeting.

Name of Nominee	Age	Current Title

Buford P. Berry	72	Director
Matthew P. Clifton	56	Chief Executive Officer, Chairman of the Board*
W. John Glancy	66	Senior Vice President, General Counsel and Secretary, Director
William J. Gray	67	Director
Marcus R. Hickerson	81	Director
Thomas K. Matthews, II	82	Director
Robert G. McKenzie	70	Director
Lamar Norsworthy	61	Chairman of the Board**
Jack P. Reid	71	Director
Paul T. Stoffel	72	Director

Buford P. Berry, a director since May 2004, has served as a manager and an Advisory Committee Member of Dorchester Minerals Management GP LLC since February 2003. He is currently of counsel to Thompson & Knight, L.L.P., a Texas based law firm. Mr. Berry has been an attorney with Thompson & Knight L.L.P., serving in various capacities since 1963, including as Managing Partner from 1986 to 1998.

    *Matthew P. Clifton, a director since 1995, has been with the Company for over twenty-five years and was elected as the Company’s Chairman of the Board and Chief Executive Officer in April 2007. Mr. Clifton served as Chief Executive Officer from January 1, 2006 until April 2007. Mr. Clifton served as President of the Company from 1995 to January 1, 2006, and since March 2004, has served as Chairman of the Board and Chief Executive Officer of Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P. (“HEP”), a Delaware limited partnership. The Company currently owns a 46% interest (including the general partner interest) in Holly Energy Partners, L.P.

W. John Glancy, a director from 1975 to 1995 and since September 1999, has been Senior Vice President and General Counsel of the Company since April 1999. He also held the office of Secretary from April 1999 through February 2005, and since May 2007. From December 1998 to September 1999, he was Senior Vice President, Legal of the Company. From 1997 through March 1999, he practiced law in the Law Offices of W. John Glancy in Dallas. Mr. Glancy currently also serves as Vice President, General Counsel and Secretary of Holly Logistic Services, L.L.C. Mr. Glancy has not been nominated as a director for election at the annual meeting.

William J. Gray, a director since September 1996, is a private consultant. He has served as a governmental affairs consultant for the Company since January 2003 and also served as a consultant to the Company from October 1999 through September 2001. Until October 1999, Mr. Gray was Senior Vice President, Marketing and Supply of the Company. In November 2006, Mr. Gray was elected to the New Mexico House of Representatives. Mr. Gray has not been nominated as a director for election at the annual meeting.

Marcus R. Hickerson, a director since 1960, was a consultant to Centex Development Company from 1987 to 1999 and has been President of Waxahachie Community Development Corporation since October 1999.

Thomas K. Matthews, II, a director since 1978, is a financial consultant.

Robert G. McKenzie, a director since 1992, is a financial consultant. From January 1990 to August 1999, he was Executive Vice President and Chief Operating Officer of Brown Brothers Harriman Trust Company of Texas.

  **Lamar Norsworthy, a director from 1967 to May 2007, served as the Company’s chief executive officer from 1971 to 2005, holding the title of President from 1971 to 1977 and the title of Chairman of the Board and Chief Executive Officer from 1977 through the end of 2005. From January 2006 until April 5, 2007, he held the office of Chairman of the Board. Mr. Norsworthy also served as a director of Cameron International Corporation from

May 2001 to May 2007 and served as a director of Holly Logistic Services, L.L.C. from March 2004 until April 2007. Effective April 3, 2007, in accord with normal Company practice, Mr. Norsworthy’s employment with the Company terminated based on his long-term disability following an illness that began in October 2006. By action of the Board, Mr. Norsworthy ceased to hold the office of Chairman of the Board on April 5, 2007.

Jack P. Reid, a director since 1977, was a consultant to the Company from August 1999 through July 2002. Until August 1999, Mr. Reid was Executive Vice President, Refining, of the Company.

Paul T. Stoffel, a director since 2001, is Chairman of Triple S Capital Corp. and of Paul Stoffel Investments, engaged in public and private equity investments.

Compensation of Directors

For the year ended December 31, 2007, directors who are not employees of the Company or its subsidiaries were compensated as follows:

	Prior to	On and After
	July 1, 2007	July 1, 2007
Annual Retainer (payable in 4 quarterly installments)	$35,000	$40,000
Each Attended Board Meeting or Committee Meeting	$1,500	$2,000
Telephonic Special Board or Committee Meetings (under 30 Minutes)	$0	$0
Telephonic Special Board or Committee Meetings (over 30 minutes and under 2 hours)	$750	$1,000
Telephonic Special Board or Committee Meeting (lasting over 2 hours)	$1,500	$1,000	(1)
Annual Grant of Restricted Share Units(2)	$80,000	$120,000
Special Retainer for Chairman of Audit Committee	$10,000	$15,000
Special Retainer for Chairman of Compensation, Nominating/Corporate Governance or Public Policy Committee	$5,000	$10,000
Officers of the Company who also serve as Directors	$0	$0

(1)	$2,000 may be paid for telephonic meetings of longer duration as determined by the chairman of the meeting. As of the date of this statement, no telephonic meetings have resulted in the payment of a $2,000 meeting fee.

(2)	Share grants are based upon the market closing price on the day of the grant. With respect to the restricted share units, the restrictions lapse in 25% increments every three months and fully vest one year following the date of grant. Under the current compensation program for 2007, a number of shares of Holly Corporation Common Stock equal to vested restricted share units will be earned and transferred to the director as of the earlier of three years from the date of grant or the date the director ceases to serve on the Board. Until such time, the director will receive dividend equivalent rights, but not voting rights. The change in the amount of annual grant was effective May 25, 2007.

During the year ended December 31, 2007, compensation was provided to the Company’s outside directors as set forth below:

	Fees Earned
	or Paid	Stock		All Other
Name	in Cash	Awards(1)		Compensation		Total

Buford P. Berry	$79,750	$119,214		$0		$198,964
William J. Gray	$54,500	$119,214		$32,047	(2)	$205,761
Marcus R. Hickerson	$67,750	$119,214		$0		$186,964
Thomas K. Matthews, II	$85,500	$119,214		$0		$204,714
Robert G. McKenzie	$90,500	$119,214		$0		$209,714
Lamar Norsworthy(3)	$0	$7,611,975	(4)	$166,727	(5)	$7,778,702
Jack P. Reid	$54,500	$119,214		$0		$173,714
Paul T. Stoffel	$60,000	$119,214		$0		$179,214

(1)	Reflects the dollar amount recognized in the year ended December 31, 2007 in accordance with SFAS 123(R), and includes amounts for awards granted prior to 2007. In 2007, each of the directors listed except Mr. Norsworthy, received an award of 1,737 restricted stock units with a May 25, 2007 grant date fair value of $69.09 (based on the closing price at the date of grant). Of the restricted stock units granted to each director, 25% vested on August 25, 2007, 25% vested on November 25, 2007, 25% vested on February 25, 2008, and the remaining 25% will vest on May 25, 2008. The fair value of each restricted stock unit grant is amortized over the vesting period. As of December 31, 2007, each of the directors listed above (except for Mr. Norsworthy) held 3,018 unvested restricted shares.

(2)	Reflects payment for consulting services provided by Mr. Gray to the Company during 2007.

(3)	Mr. Norsworthy held the position of a director and Chairman of the Board of the Company until April 5, 2007, at which time he was replaced as Chairman of the Board by Mr. Clifton. He ceased to be a director at the 2007 Annual Meeting. Although Mr. Norsworthy was also an employee and held the title of an executive of the Company during the first quarter of 2007, he did not perform any policy-making functions for the Company during that period and, as a result, he is treated for purposes hereof solely as a director for 2007. The Company compensated Mr. Norsworthy as an employee and, therefore, did not provide him with the compensation package available to non-employee directors.

(4)	The amount reported for Mr. Norsworthy in the “Stock Awards” column above reflects the dollar amount recognized by the Company in the year ended December 31, 2007, in accordance with SFAS 123(R), with respect to stock awards to Mr. Norsworthy, and includes amounts for awards granted prior to 2007. See note 5 to our Consolidated Financial Statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2008 for a discussion of the assumptions used in determining the SFAS 123(R) compensation cost of these awards. No stock awards were made to Mr. Norsworthy in 2007, and all stock awards (and/or other equity awards) granted to Mr. Norsworthy prior to 2007 were made to him in his capacity as Chief Executive Officer and/or Chairman of the Board of the Company, as applicable, and not in his capacity as a non-employee member of the Board. Mr. Norsworthy held the following awards that were outstanding as of December 31, 2007 (see footnotes 7(c) and 7(e) to the Outstanding Equity Awards at Fiscal Year End table below for more information regarding each award):

February 2005 Performance Share Units — 44,550 (these shares vested in February 2008) February 2006 Performance Share Units — 20,930

The total market value of Mr. Norsworthy’s 65,480 performance share units that were unvested as of December 31, 2007 based upon the closing market price on December 31, 2007, which was $50.89, is $3,332,277.

Though not reflected in the above table, Mr. Norsworthy exercised the following stock options during 2007 on the indicated dates and with the indicated exercise price:

			Average Actual
Number of Options	Date Exercised	Exercise Price	Price for Shares

505,800	October 26, 2007	$1.75	$66,56
113,100	October 29, 2007	$1.75	$64.25
100,000	October 30, 2007	$1.75	$62.15
81,100	October 31, 2007	$1.75	$62.07
96,000	October 31, 2007	$2.975	$62.07

In May 2004, Mr. Norsworthy was granted 99,800 performance share units (as adjusted for the August 2004 and June 2006 stock splits). Those performance share units were paid at 200% following the Compensation Committee’s determination that the total stockholder return of the Company’s Common Stock as compared to and ranked with the total stockholder return of the peer group identified in the agreement evidencing the performance share unit grants was above the 76th percentile. Mr. Norsworthy received a cash payment of $8,463,588.00 for those performance share units in 2007. In addition, pursuant to the early termination provisions of the Holly Corporation Executive Restricted Stock Agreements to which Mr. Norsworthy is a party, the Compensation Committee vested, effective April 5, 2007:

(a)	53,200 restricted shares with a performance standard (as adjusted for the August 2004 and June 2006 stock splits) granted in May 2004,

(b)	44,550 restricted shares with a performance standard (as adjusted for the June 2006 stock split) granted in February 2005, and

(c)	13,953 restricted shares with a performance standard (as adjusted for the June 2006 stock split) granted in February 2006.

In 2007, the total value realized by Mr. Norsworthy (a) upon the exercise of stock options was $55,947,304 (value realized from the exercise of stock options is equal to the closing price of our Common Stock on the date of exercise less the exercise price multiplied by the number of options exercised (calculated before payment of any applicable withholding or other income taxes)); and (b) upon the vesting of restricted shares, was $6,787,074 (calculated as the closing price per common share on the date of vesting multiplied by the number of shares that became vested, with no deduction for any applicable withholding or other taxes); and (c) upon the vesting of performance share units was $8,463,588 (calculated based upon the average price per share for the 30 days of trading prior to the end of the performance period).

Also not reflected in the table above, Mr. Norsworthy was eligible to elect early retirement as of December 31, 2007, under the Company’s Retirement Plan (which is a tax-qualified defined benefit plan) and the Company’s Retirement Restoration Plan (which is a non-qualified defined benefit plan) (collectively, the “pension plans”), since he is over age 50 and has more than 10 years of service. As of December 31, 2007, Mr. Norsworthy had 36 years of credited service under the pension plans and the present value, as computed for financial reporting purposes, of his accumulated benefits in the pension plans was $1,349,168 (more detail regarding our calculation is located in the section titled “Pension Benefits” below). Mr. Norsworthy has not begun receiving benefits under the pension plans; however, Mr. Norsworthy’s early retirement benefits payable beginning January 1, 2008, are estimated to be $9,228 per month payable for his lifetime or $1,472,300 payable as a lump sum from the Company’s Retirement Plan, and $19,222 per month payable for his lifetime or $3,066,880 payable as a lump sum from the Company’s Retirement Restoration Plan. Additional information about the pension plans may be found in the section of this proxy entitled “Pension Benefits.” Mr. Norsworthy’s participation in the pension plans was based on his status as Chief Executive Officer and/or Chairman of the Board of the Company, as applicable, and not on his status as a director of the Company.

(5)	Reflects short term disability payments made by the Company to Mr. Norsworthy in 2007.

Guidelines for Stock Ownership for Outside Directors

Under the Company’s stock ownership guidelines approved by the Board in 2006, each director is expected to retain fifty percent of his restricted shares until the market value of the Company shares held by the director is equal to $105,000.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board is comprised of a majority of independent directors as defined in Section 303A.02 of the New York Stock Exchange listing standards. The directors determined by the Board to be independent under this standard are Buford P. Berry, William J. Gray, Thomas K. Matthews, II, Robert G. McKenzie, Paul T. Stoffel, Jack P. Reid and Marcus R. Hickerson.

In determining that Mr. Hickerson is an independent director, the Board considered the fact that Mr. Hickerson’s 54-year-old son, M. Neale Hickerson, is employed as a Vice President of the Company and certain subsidiaries, including Holly Logistic Services, L.L.C. From January 2004 to February 2005, M. Neale Hickerson’s title as an officer of the Company was Vice President, Treasury and Investor Relations, and his current title is Vice President, Investor Relations. The Board’s determination that the employment of M. Neale Hickerson would not interfere with Marcus R. Hickerson’s ability to act independently from the management of the Company was based particularly on the fact that Marcus R. Hickerson satisfies all of the independence requirements of Section 303A.02(b) of the New York Stock Exchange (“NYSE”) rules and of Rule 10A-3 under the Exchange Act. Additionally, the Board based its determination on the role played in the Company by M. Neale Hickerson and the fact that he is not an Executive Officer of the Company.

In determining that Mr. Gray is an independent director, the Board considered the fact that William J. Gray was elected to the New Mexico House of Representatives in November 2006 and that the Company has refining operations in New Mexico. The Board’s determination that Mr. Gray’s duties as a member of the New Mexico state legislature would not interfere with his ability to act as an independent fiduciary to the Company was based particularly on the fact that Mr. Gray satisfies all of the independence requirements of Section 303A.02(b) of the NYSE and of Rule 10A-3 under the Exchange Act. The Board also considered the conflicts of interest provisions of the Company’s Code of Business Conduct and Ethics, discussed such provisions with Mr. Gray and determined that Mr. Gray’s duties as a New Mexico state representative do not interfere with the interests of the Company as a whole.

In determining that Mr. Reid is an independent director, the Board considered the fact that Mr. Reid’s 47 year old son, Willie D. Reid, is employed as a Manager of Applications Infrastructure Support of the Company. From May 1986 to present, Willie D. Reid has maintained various IT positions, and his current title is Manager, Applications Infrastructure Support of the Company. The Board’s determination that the employment of Willie D. Reid would not interfere with Jack P. Reid’s ability to act independently from the management of the Company was based particularly on the fact that Jack P. Reid satisfies all of the independence requirements of Section 303A.02(b) of the New York Stock Exchange (“NYSE”) rules and of Rule 10A-3 under the Exchange Act. Additionally, the Board based its determination on the role played in the Company by Willie D. Reid and the fact that he is not an Executive Officer of the Company.

The Board held eight meetings during 2007. The Board has five principal standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Public Policy Committee. Each of the committees is appointed by the Board. During 2007, each director, with the exception of Mr. Norsworthy, attended at least 75% of the total number of meetings of the Board. As a result of Mr. Norsworthy’s illness beginning in October 2006, he missed all of the 2007 Board meetings held prior to his ceasing to be a director on May 24, 2007. During 2007, each director except Mr. Norsworthy attended at least 75% of each of the meetings of the committees of the Board on which that director served. The Company does not have a policy requiring the Chairman of the Board or other directors to attend the Company’s Annual Meeting. All of the Company’s directors except Mr. Norsworthy attended the 2007 Annual Meeting of Stockholders.

The current members of the Executive Committee are Messrs. Clifton (Chairman), Glancy, Reid and McKenzie. Mr. Norsworthy ceased to be a member and Chairman of the Executive Committee in April 2007 at which time the Board appointed Mr. McKenzie as a member and Mr. Clifton as Chairman. The Executive Committee of the Board has the authority of the Board, to the extent permitted by law and subject to any limitations that may be specified from time to time by the Board, for the management of the business and affairs of the Company between meetings of the Board. During 2007, the committee met three times.

The current members of the Audit Committee are Messrs. McKenzie (Chairman), Berry, Matthews, and Stoffel. The Audit Committee of the Board is responsible for monitoring the Company’s internal accounting controls, selecting and engaging independent auditors, subject to ratification by the stockholders, reviewing quarterly and annual reports filed with the SEC, and reviewing certain activities of the independent auditors and their reports and conclusions. In addition, the committee selects persons to conduct internal audits of certain Company transactions and related financial controls and reviews the reports developed from such internal audits. During 2007, the committee met nine times. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.hollycorp.com and is available in print to any stockholder who requests it. As described above, all members of the Audit Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. The Board has determined that Mr. McKenzie satisfies the requirements of the SEC regulations for an “audit committee financial expert” and has designated Mr. McKenzie as the Company’s audit committee financial expert.

The current members of the Compensation Committee are Messrs. Berry (Chairman), Matthews and McKenzie. The Compensation Committee of the Board is responsible for the oversight of compensation programs and plans for the executive officers of the Company. The Compensation Committee determines the level of compensation, paid to the Company’s Chief Executive Officer and all other executive officers. The Compensation Committee is also responsible for establishing and overseeing the compensation program for non-employee directors who serve on the Board. As described above, all members of the Compensation Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. During 2007, the Compensation Committee met eleven times. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.hollycorp.com and is available in print to any stockholder who requests it.

The current members of the Nominating/Corporate Governance Committee are Messrs. Matthews (Chairman), Berry, McKenzie and Stoffel. The Nominating/Corporate Governance Committee of the Board is responsible for advising the Board concerning the appropriate composition of the Board and its committees (including identifying individuals qualified to serve on the Board and its committees), the selection of director nominees for each annual meeting of the Company’s stockholders, the selection of Executive Officers and officers of the Company, and appropriate corporate governance practices. As described above, all members of the Nominating/Corporate Governance Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. During 2007, the committee met five times. The Board has adopted a written charter for the Nominating/Corporate Governance Committee, which is available on the Company’s website at www.hollycorp.com and is available in print to any stockholder who requests it.

The current members of the Public Policy Committee are Messrs. Hickerson (Chairman), Gray, and Reid. The Public Policy Committee of the Board is responsible for reviewing the Company’s policies and procedures on matters of public and governmental concern that significantly affect the Company, including but not limited to environmental, occupational health and safety, and equal employment opportunity matters. The committee is also responsible for recommending to management and the Board the formulation or modification of policies and procedures concerning such matters. During 2007, the committee met four times. As described above, all members of the Public Policy Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.

DIRECTOR NOMINATION PROCEDURES

All of the Company’s directors are elected each year by its stockholders at the annual meeting of stockholders. The Board has specified the number of directors to be seven as of May 8, 2008. The Board is responsible for filling vacancies on the Board at any time during the year, and for nominating director nominees to stand for election at the annual meeting of stockholders. The Nominating/Corporate Governance Committee reviews all potential director candidates, and recommends potential director candidates to the full Board. Director candidates may be identified by current directors of the Company, employees of the Company or through other sources, including stockholders as described below under “Nomination of Directors by Stockholders.” The Nominating/Corporate Governance Committee occasionally utilizes the services of search firms or consultants to assist in identifying and screening potential candidates. The Nominating/Corporate Governance Committee has an extensive diligence process for reviewing potential candidates, including an assessment of each candidate’s independence under Section 303A.02 of the New York Stock Exchange’s listing standards and Rule 10A-3 under the Exchange Act, a candidate’s relevant educational, business and financial experience, ability to read and understand financial statements, and other relevant factors, as described under “Selection of Directors — Criteria” in the Company’s Corporate Governance Guidelines, which can be found on the Company’s web site at www.hollycorp.com. The full Board reviews and has final approval authority on all potential director candidates being recommended to the stockholders for election.

NOMINATION OF DIRECTORS BY STOCKHOLDERS

The Company does not have a formal policy by which its stockholders may recommend director candidates, but the Nominating/Corporate Governance Committee will consider candidates recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications based on the criteria described above under “Director Nomination Procedures” and in the Company’s Corporate Governance Guidelines, as well as contact information for both the candidate and the stockholder. Candidates recommended by stockholders will be evaluated by the Nominating/Corporate Governance Committee in the same manner as other candidates submitted by directors, employees or obtained through other sources, although the members of the Nominating/Corporate Governance Committee may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. In evaluating proposed candidates, the Nominating/Corporate Governance Committee will consider all relevant qualifications as well as the needs of the Company in terms of compliance with the New York Stock Exchange’s listing standards and SEC rules.

PRESIDING DIRECTOR AND COMMUNICATIONS WITH THE BOARD

William J. Gray was selected to preside at regularly scheduled meetings of non-management directors. Since Mr. Gray has not been nominated for reelection, a new Presiding Director will be selected at the May 8, 2008 board meeting following the Annual Meeting. Persons wishing to communicate with the non-management directors are invited to email the Presiding Director at presiding.director@hollycorp.com or write to: William J. Gray, Presiding Director, c/o Secretary, Holly Corporation, 100 Crescent Court, Dallas, Texas 75201-6915. Although the Company has not to date developed formal processes by which stockholders may otherwise communicate directly with directors, the Company believes that its process with regard to communicating with non-management directors, and its informal process under which any communication sent to the Board in care of the Chief Executive Officer or Secretary of the Company is forwarded to the Board for consideration, serves the Board’s and the stockholders’ needs. There is no screening process, and all stockholder communications that are received by officers for the Board’s attention are forwarded to the Board.

EXECUTIVE OFFICERS

The following table sets forth information regarding the Executive Officers of the Company and certain of its subsidiaries for 2007:

Name	Age	Title as of December 31, 2007

Matthew P. Clifton	56	Chief Executive Officer
W. John Glancy	66	Senior Vice President, General Counsel and Secretary
David L. Lamp	50	President
Stephen J. McDonnell	57	Vice President and Chief Financial Officer
P. Dean Ridenour	66	Vice President and Chief Accounting Officer

David L. Lamp, was appointed President of the Company in November, 2007. Mr. Lamp joined the Company in January of 2004 as Vice President, Refining Operations and was elected Executive Vice President, Refining and Marketing in November 2005. Prior to joining the Company, Mr. Lamp was Vice President of El Paso Energy Corporation (“El Paso”) and General Manager of El Paso’s 250,000 BPD Aruba refinery. Prior to his position with El Paso, Mr. Lamp was employed by Koch Industries, where he served as Refinery Manager and EVP-Refining and Chemicals Operations. In 1998, Mr. Lamp served as Director of Operations for a large international chemical and fiber joint venture owned partially by Koch (KOSA).

Stephen J. McDonnell, was appointed Vice President and Chief Financial Officer of the Company in September 2001. From August 2000 to September 2001, he was Vice President, Finance and Corporate Development. Prior to joining the Company, Mr. McDonnell was employed by Central and South West Corporation as a vice president in the mergers and acquisitions area from 1996 to June 2000. Mr. McDonnell also has served as Vice President and Chief Financial Officer for HEP since March 2004. Effective January 7, 2008, Mr. McDonnell was replaced by Bruce R. Shaw, who became Senior Vice President and Chief Financial Officer of the Company and of HEP and Mr. McDonnell became the Assistant to the Chairman of the Board of the Company and of HEP.

P. Dean Ridenour, was appointed Vice President and Chief Accounting Officer of the Company in December 2004. Beginning in October 2002, Mr. Ridenour began providing full-time consulting services to the Company, and in August 2004, Mr. Ridenour became a full-time employee and officer of the Company in the position of Vice President, Special Projects, serving in that position until December 2004. From April 2001 until October 2002, Mr. Ridenour was temporarily retired. From July 1999 through April 2001, Mr. Ridenour served as Chief Financial Officer and director of GeoUtilities, Inc., an internet-based superstore for energy, telecom and other utility services, which was purchased by AES Corporation in March 2000. He was employed for 34 years by Ernst & Young LLP, including 20 years as an audit partner, retiring in 1997. Mr. Ridenour also has served as a director of HEP since August 2004 and as Vice President and Chief Accounting Officer for HEP since January 2005. Effective January 7, 2008, Mr. Ridenour no longer serves as an officer of the Company or HEP and has agreed to serve as a consultant. Effective April 1, 2008, Mr. Ridenour ceased to be a Company employee but will continue as a non-employee consultant to the Company under a two-year consulting agreement.

The Executive Officers named above were elected by the Board to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Clifton and Glancy is set forth previously in this Proxy Statement under “Directors.”

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions (the “Principal Financial Officers”). A copy of the Code of Ethics and a description of all amendments adopted thereto in the last twelve months are posted on the Company’s Internet website at www.hollycorp.com and a copy of the Code is available in print to any stockholder without charge upon written request to the Vice President, Investor Relations at: Holly Corporation, 100

Crescent Court, Suite 1600, Dallas, TX, 75201-6915. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Ethics with respect to its Principal Financial Officers by posting such information on the Company’s Internet website.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines (the “Governance Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. A copy of the Governance Guidelines is posted on the Company’s Internet website at www.hollycorp.com and is available in print to any stockholder without charge upon written request to the Vice President, Investor Relations at: Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, TX, 75201-6915.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) provides information about the Company’s compensation objectives and policies for its principal executive officer, principal financial officer and other most highly compensated executive officers and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. We provide a general description of the Company’s compensation program and specific information about its various components. Immediately following the CD&A is the Compensation Committee Report (the “Committee Report”). Following the Committee Report are compensation tables describing compensation paid in 2006 and 2007 and outstanding equity awards held by executives as of December 31, 2007. At the end of the CD&A is information concerning pension benefits and change in control agreements.

Throughout this discussion, the individuals included in the Summary Compensation Table below and referred to as our “Named Executive Officers” are:

•	Matthew P. Clifton, Chief Executive Officer and Chairman of the Board

•	W. John Glancy, Senior Vice President, General Counsel and Secretary

•	David L. Lamp, President

•	Stephen J. McDonnell, Vice President and Chief Financial Officer

•	P. Dean Ridenour, Vice President and Chief Accounting Officer

Objectives of Compensation Program

The Company’s compensation program is designed to attract and retain talented and productive executives who are motivated to protect and enhance the long-term value of the Company for its stockholders. The Company’s objective is to tie compensation to business and individual performance and to provide competitive total compensation that encourages high levels of performance. The Company’s compensation levels are reviewed in light of publicly available information on compensation paid by comparable companies.

The Compensation Committee, comprised entirely of independent directors, administers the compensation program. The Compensation Committee determines and approves the compensation to be paid to the Named Executive Officers.

The Compensation Committee has not adopted any formal policies for allocating compensation among salaries, bonuses and equity compensation. The Compensation Committee, with the assistance of management, has sought to designate an appropriate mix of cash and long-term equity incentive compensation with the goal to provide sufficient current compensation to retain the Named Executive Officers, while at the same time providing incentives to the Named Executive Officers to exert their best efforts to maximize long-term value for the Company and its stockholders. The Compensation Committee considers recommendations by management and many other factors in deciding on the final compensation factors for which it has responsibility for each Named Executive Officer. Except with respect to his own compensation, the Committee solicited the recommendations of our Chairman of the Board and Chief Executive Officer, which the Committee considers in making its determinations.

The Compensation Committee reviewed the total compensation provided to each of the Named Executive Officers in the previous year in determining compensation to be paid in 2007. The Compensation Committee, with the assistance of management, annually reviews each of the Named Executive Officers’ proposed long-term incentive compensation to determine whether the executives are being provided with equity awards that are effective in motivating the Named Executive Officers to create long-term value for the Company. The Compensation Committee also takes into consideration the compensation of comparable executives in similarly situated businesses. The Compensation Committee has engaged Frederic W. Cook & Co., an outside consulting firm specializing in executive compensation, to advise the Compensation Committee on matters related to executive and non-employee director compensation. Frederic W. Cook & Co. provides the Committee with relevant market data, updates on related trends and developments, advice on program design, and input on compensation decisions for executive officers and non-employee directors. The consultant is independent, retained directly by the Committee, and provides no other services directly to the Company, however, Frederic W. Cook & Co. also provides independent compensation consulting services to HEP’s Compensation Committee.

After reviewing both the internal evaluations of the Named Executive Officers and the market data provided by Frederic W. Cook & Co., the Compensation Committee believes that the 2007 compensation for the Named Executive Officers reflects an appropriate allocation of compensation to salary, bonuses and equity compensation.

Overview of 2007 Executive Compensation Components

The components of compensation for the Named Executive Officers in 2007 were:

•	base salary;

•	annual incentive cash bonus compensation;

•	long-term incentive equity compensation;

•	retirement and benefit plans; and

•	Change in Control Agreements;

Base Salary

Base salary for the Named Executive Officers for 2007 was approved in February 2007 by the Compensation Committee based on each executive’s position, level of responsibility and individual performance, the Company’s salary range for individuals at such executive’s level, and market practices. The Compensation Committee also reviewed competitive market data relevant to each position provided by Frederic W. Cook & Co. This market data analysis is discussed in detail below under the paragraph titled “Review of Market Data.”

The 2007 salary amounts are set forth in the Summary Compensation Table.

Annual Incentive Cash Bonus Compensation

Payment with respect to annual cash bonuses to Named Executive Officers is contingent upon the satisfaction of pre-established objective and subjective performance criteria as they apply to each individual Named Executive Officer. The amounts are disclosed in the Summary Compensation Table and described in greater detail in the narrative following the 2007 Grants of Plan-Based Awards table. Generally, payment with respect to any cash bonus is contingent upon the satisfaction of the following criteria:

•	A portion of the Named Executive Officer’s bonus will equal a pre-established percentage of that executive’s base salary, and is earned only if we achieve a pre-tax net income (“PTNI”) goal (for 2007, this number was $256,000,000). This component of the bonus will be subject to a minimum and maximum adjustment percentage, as individually set for each Named Executive Officer. If the PTNI goal is met, the Committee uses discretion in determining the percentage paid. Subject to the requirement that the PTNI goal is met, the adjustment of up to the multiple indicated in the section below titled “Annual Incentive Cash Bonus Compensation” times the employee’s pre-established percentage may vary from year to year in the Committee’s discretion.

•	A portion of the bonus is equal to a pre-established percentage of the employee’s base salary, and is earned only if our performance for the year outperforms that of our peers. This peer performance review includes factors such as earnings per share, return on investment and return on assets. This component is subject to being adjusted to a minimum amount of 0% and a maximum amount of the multiple indicated in the section below titled “Annual Incentive Cash Bonus Compensation” times the employee’s pre-established percentage. If the goal is met, the Committee retains discretion to reduce the percentage paid. Subject to the requirement that this goal is met, any reduction to the indicated multiple times the employee’s pre-established percentage may vary from year to year in the Committee’s discretion.

•	The Compensation Committee may also require that a portion of the Named Executive Officer’s bonus will equal a pre-established percentage of base salary, based upon the executive’s individual performance over the year. This component of the bonus will also be subject to a minimum and maximum adjustment percentage, as individually set for each Named Executive Officer. In 2007, Messrs. Glancy, McDonnell and Ridenour were subject to the individual performance requirement, and each of the executives were evaluated through an annual performance review completed in February 2008, which review considered how well the individuals performed various goals for 2007 and considered and evaluated each individual’s performance for the year.

The total bonus pool for all executives and non-bargaining unit employees of the Company is typically determined by the Compensation Committee after the end of each year or designated performance period, calculated pursuant to the achievement of the objective pre-established criteria described above. In determining the total bonus pool, the Compensation Committee reviews the performance of the Company during the previous year and the recommendation of management. Awards for a given year are paid in cash in the first quarter of the following year. See the narrative following the Grants of Plan Based Awards Table below for a more detailed description of the bonuses awarded to the Named Executive Officers and earned in 2007.

Before the end of the first calendar quarter of each year, the Compensation Committee approves the individual awards, performance measures and targets to be used for the upcoming calendar year in determining the cash bonus amounts to be paid. Performance targets may be based on any factors as the Compensation Committee may determine. In setting performance targets, the Compensation Committee reviews recommendations from management. The 2008 performance goals are the same as those used in 2007 except that the PTNI goal is measured against the Company’s 2008 PTNI goal.

In addition to the pre-defined performance criteria, the Compensation Committee has discretion to approve a decrease in a Named Executive Officer’s bonus by using the same performance objectives for determining a bonus award, but noting that the objectives were not met or did not reach acceptable levels. In the case where the Compensation Committee believes that additional compensation is warranted to reward an executive for outstanding performance in a particular situation, the Compensation Committee may award additional bonuses in its discretion. In making the determination as to whether to exercise the discretion to either decrease an award or provide additional discretionary bonuses, the Compensation Committee reviews recommendations from management, except in the case of compensation for Mr. Clifton, for whom the Compensation Committee makes its determinations without management recommendations. For 2007, as in 2006, the Committee approved a discretionary increase in some bonuses as shown in the Summary Compensation Table. All bonuses were paid in March 2008.

The Compensation Committee also reviewed an analysis of competitive market data prepared by the Committee’s independent compensation consultant comparing compensation of our Named Executive Officers, including the bonus payments, to our peers and market practices (see the paragraph below titled “Review of Market Data” for further discussion). The annual incentive targets were assessed on the basis of total cash, including base salary and annual incentive payments.

The targets and actual annual incentive cash bonus compensation awarded, and subsequently earned and payable, for each of the Named Executive Officers is described in the narrative following the 2007 Grants of Plan-Based Awards table.

Long-Term Incentive Equity Compensation

Long-term equity compensation is the cornerstone of the total compensation program for our Named Executive Officers, and receives the heaviest weighting of all elements. It is intended to be a key element in driving the creation of value for investors and in attracting and retaining executives capable of effectively executing our business strategies. Equity awards are provided under the Long-Term Incentive Compensation Plan (the “Plan”) that was adopted by the Board in October 2002 and approved by the Company’s stockholders at the December 2002 Annual Meeting and as amended and restated and approved by the Company’s stockholders at the May 2007 Annual Meeting. The Plan is administered by the Compensation Committee.

While the Plan permits multiple types of awards, our long-term equity incentive program currently consists of restricted stock and performance share unit awards to the Company’s Named Executive Officers as described in more detail below. In 2007, the total long-term incentive award for our Named Executive Officers was equally split 50% in restricted stock and 50% in performance share units.

In determining the appropriate amount and type of long-term incentive awards to be made, the Compensation Committee considers the Named Executive Officer’s position, scope of responsibility, base salary, performance and market compensation information for executives in similar positions in similar companies, prior year awards, and recommendation of the Chief Executive Officer (except in regard to his own award). The awards are granted annually during the first quarter of the year. Our goal is to reward the creation of value and high performance with variable compensation dependent on that performance, thus the market data is used subjectively (and not as an objective factor) to confirm that our executives are paid appropriately relative to other similar companies. The peer data allows the Committee to verify that the compensation paid to executives is appropriate. The total compensation may be adjusted if the Committee observes material variation of the market data (no specific formula is used to benchmark this data).

Messrs. Clifton, McDonnell and Ridenour also receive long-term incentive compensation from HEP, in which the Company owns a 46% interest (including the general partner interest). Please refer to Item 11 of HEP’s Form 10-K for the fiscal year ended December 31, 2007 for further information concerning the compensation provided by HEP to Messrs. Clifton, McDonnell and Ridenour.

Restricted Stock Awards

A restricted stock award is an award of shares of Common Stock which is subject to forfeiture upon termination of employment prior to the vesting of the award. The Compensation Committee may approve grants on the terms that it determines, including the period during which the award will vest. Under the Plan, the Compensation Committee may condition vesting upon the achievement of specified financial objectives. The restricted stock will vest upon a change of control of the Company, unless provided otherwise by the Compensation Committee in the agreement granting the award. Named Executive Officers holding restricted stock have all the rights of a stockholder with respect to such restricted stock, including the right to receive all dividends paid with respect to such restricted stock and the right to vote with respect to the restricted stock, subject to limitations on transfer and disposition of the restricted stock during the restricted period. Restricted stock is subject to forfeiture in the event that the executive’s employment or service relationship terminates, unless and to the extent that the Compensation Committee provides otherwise.

In 2007, Messrs. Clifton, Glancy and Lamp were granted awards of restricted stock vesting in three equal annual installments. The awards for Messrs. Clifton, Glancy and Lamp also included performance requirements, one effect of which is to preserve the tax deductibility of the awards. Other specific terms for each Named Executive Officer are described in the narrative following the Grant of Plan Based Awards Table.

Performance Share Unit Awards

A performance share unit is a notional unit that entitles the executive to receive, as may be provided in the applicable agreement governing the award, Common Stock or a cash amount equal to the value of the stock upon the vesting of the performance share units. A performance share unit will be earned depending upon our performance versus that of the group of peer companies listed below in the section titled “Review of Market Data.” The terms of an award are determined by the Compensation Committee at the time of the award, including the number of units in each grant, the performance targets, the method of determining the amounts payable for different levels of performance, and the nature and timing of payment. The specific goals for these awards are specified below in the footnotes to the tables titled “2007 Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End.” As with restricted stock awards, performance share units will vest upon a change of control of the Company, unless provided otherwise by the Compensation Committee. Performance share units are also subject to forfeiture in the event that the executive’s employment or service relationship terminates, unless and to the extent that the Compensation Committee provides otherwise.

In 2007, all of our Named Executive Officers were granted awards of performance share units. The performance period for such awards will be from January 1, 2007 through September 30, 2009 with an additional service period ending on December 31, 2009. Other specific terms of the awards, including the performance criteria and goals, are described in the narrative following the 2007 Grants of Plan Based Awards table.

Review of Market Data

Market pay practices are one of many factors considered by the Compensation Committee in setting compensation for the Named Executive Officers. We regularly compare our compensation program with market information regarding salary and annual incentive levels, long-term incentive award levels, and short and long term incentive programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of compensation with the energy industry and to ensure that our compensation is generally comparable to companies of similar size and scope of operations. Market pay levels are obtained from various sources including published compensation surveys and information taken from the SEC filings of a number of similarly situated companies as compiled by our independent consultant. The Compensation Committee reviews and discusses market data and recommendations provided by an established, independent consulting firm specializing in executive compensation issues. The benchmark group that the Compensation Committee reviewed in the fall of 2006 in order to set 2007 compensation was comprised of Cameron International Corporation, Crosstex Energy, El Paso Corporation, FMC Technologies, Frontier Oil Corporation, Giant Industries, Hanover Compressor Company, Maverick Tube Corporation, Murphy Oil Corporation, Tesoro Petroleum Corporation, Western Gas Resources and Williams Companies. The Company’s objective is to position pay levels at approximately the middle range of market compensation. As noted, however, market pay levels are only one factor considered, with pay decisions ultimately reflecting an evaluation of individual contribution and value to the Company.

The consultant does not have approval authority for the ultimate compensation that is provided to employees. Instead, the consultant provides information and recommendations to the Committee and identifies the areas that do not appear to be consistent with the general practice of our peer group of companies (without setting specific benchmarks and using a discretionary standard). The consultant provided information and recommendations regarding compensation to management and to the Compensation Committee prior to the meetings when salaries were approved, bonuses were awarded and equity compensation was established.

Role of Named Executive Officers in Determining Executive Compensation

In making executive compensation decisions, the Compensation Committee solicits the recommendations of the Company’s Chief Executive Officer (except with respect to his own compensation) and various other members of management. Management facilitates the Compensation Committee’s consideration of compensation for Named Executive Officers by providing data for the Compensation Committee’s review. This data includes, but is not limited to the Company’s annual budget as approved by the Board, the Company’s financial performance over the course of the year versus that of the Company’s peers, performance evaluations of the Named Executive Officers (other than for the Chief Executive Officer and Chairman of the Board, who is evaluated by the Compensation Committee), compensation provided to the Named Executive Officers in previous years, and tax and accounting related considerations. Management provides the Compensation Committee with guidance as to how such data impacts pre-determined performance goals set by the Compensation Committee. When management considers a discretionary bonus to be appropriate for a Named Executive Officer (other than for the Chief Executive Officer and Chairman of the Board), it will suggest an amount and provide the Compensation Committee with management’s rationale for such bonus. Given the day-to-day familiarity that management has with the work performed by the

Named Executive Officers, the Compensation Committee values management’s recommendations. However, the Compensation Committee makes all final decisions as to the compensation of the Named Executive Officers. For 2007, after consideration of management’s recommendations regarding discretionary increases in the bonuses, and discussion regarding such increases, the Compensation Committee approved discretionary increases in some bonuses as shown in footnote 2 to the Summary Compensation Table.

Guidelines for Stock Ownership for Executives

Under the Company’s stock ownership guidelines approved by the Board in 2006, each Named Executive Officer is expected to retain fifty percent of the after-tax shares received from restricted share and performance share units awards made in 2006 and subsequent years until his ownership equals the following levels:

Matthew P. Clifton	120,000 Shares
W. John Glancy	20,000 Shares
David L. Lamp	40,000 Shares
Stephen J. McDonnell	20,000 Shares
P. Dean Ridenour	20,000 Shares

Shares owned from any source count toward meeting the guideline, but shares relating to unexercised stock options and unvested restricted shares and/or performance share units do not count.

Tax and Accounting Implications

We account for the equity compensation expense for our employees and executive officers, including our Named Executive Officers, under the rules of SFAS 123(R) which require the Company to estimate and record an expense for each award of long-term incentive compensation over the vesting period of the award.

With respect to Section 162(m) of the Internal Revenue Code (“Tax Code”) and underlying regulations pertaining to the deductibility of compensation to named executive officers, the Company has adopted a policy to comply with such limitations to the extent practicable. The Plan has been approved by the Company’s stockholders. As a result, certain elements of the Plan are designed to provide performance-based incentive compensation which would be fully deductible under Section 162(m). Restricted stock and performance share unit grants made to Named Executive Officers in 2007 are intended to be fully deductible under Section 162(m). Prior to 2007, some Named Executive Officers received restricted stock awards prior to becoming Named Executive Officers that do not contain performance-based incentives and may not comply with Section 162(m). Annual incentives are also generally intended to be compliant with Section 162(m). However, the Compensation Committee has determined that some flexibility is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing the Company’s incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance measurements and other criteria that it may determine, in its discretion, from time to time.

In addition, Section 280G of the Tax Code prohibits the deduction of any “excess parachute payment.” Benefits payable under the Change in Control Agreements entered into with certain of our executives as well as accelerated vesting under restricted stock and performance share awards could result in “excess parachute payments” that are not deductible by the Company. Amounts payable and benefits available upon the occurrence of certain change in control transactions are described below in the section title “Potential Payments Upon Termination or Change in Control.”

Retirement and Benefit Plans

The Holly Retirement Plan

The Company’s tax-qualified defined benefit retirement plan is described below in the narrative accompanying the Pension Benefits Table. As of January 1, 2007, this plan was no longer made available to newly hired employees who were not represented under a collective bargaining agreement. Instead, as of January 1, 2007, new employees who were not represented under a collective bargaining agreement were automatically enrolled in the Thrift Plan to which the Company makes an automatic contribution of 5% of the employee’s base compensation on an annual basis, in addition to making matching contributions as described below. Most employees who are not represented by a collective bargaining agreement and were hired prior to January 1, 2007, were provided with a one-time choice to either continue earning benefits in the Holly Retirement Plan or to freeze benefits in the Holly Retirement Plan and begin receiving a 5% Automatic Thrift Plan Contribution. Regardless of their choice, these employees are eligible for matching contributions under the Thrift Plan.

Retirement Restoration Plan

We have an unfunded Retirement Restoration Plan that provides for additional payments from us so that total retirement plan benefits for certain executives are not limited to the maximums set in the Tax Codes. This Plan is more particularly described below in the section titled “Pension Benefits.”

Thrift Plan for Employees of Holly Corporation, its Affiliates and Subsidiaries

The Company’s Thrift Plan, which is a tax-qualified defined contribution plan, is offered to all employees of the Company. In 2006, employees had the option to participate in both the Company’s Retirement Plan and the Thrift Plan. Employees were permitted to make contributions to the Thrift Plan of 0% up to a maximum of 50% of their compensation. In 2007, for employees not covered by a collective bargaining agreement with labor unions, the Company matched employee contributions to the Thrift Plan up to 6% of their compensation (increased from 4% in 2006). These employees were also allowed to participate in the Automatic Thrift Plan Contribution feature, where up to 5% of base pay, subject to the applicable IRS limits, is contributed in addition to the employee deferrals and employer matching contributions for that employee. Employee contributions that were made on a tax-deferred basis were generally limited to $15,500 per year, with employees over 50 years of age able to make additional tax-deferred contributions of $5,000. Employees may direct Company contributions to be invested in Common Stock. Prior to 2007, the Company’s contributions in the Thrift Plan did not vest until the earlier of three years of credited service or termination of employment due to retirement, disability or death. Beginning in 2007, matching contributions to noncollective bargaining unit employees vest immediately. The Automatic Thrift Plan Contribution vests after three years of credited service.

In 2007, each of the Named Executive Officers participated in the Thrift Plan and received matching contributions from us. These amounts are further described in the Summary Compensation Table.

Employee Stock Ownership Plan

Many employees of the Company and eligible affiliates with at least one year of service, other than employees covered by collective bargaining agreements, participated in an Employee Stock Ownership Plan (“ESOP”) established in 1985. For the 1987 through the 1996 fiscal years, shares of Common Stock held by the ESOP were allocated to the accounts of participants for each fiscal year on the basis of payments of principal on the ESOP’s ten-year installment note issued to the Company in connection with the ESOP’s purchase of Common Stock from the Company. Shares were allocated to participants based on their eligible compensation. Participants’ shares vested upon the earlier of five years’ credited service or termination of employment due to retirement, disability or death. Effective August 1, 1999, the ESOP was merged into the Thrift Plan and each participant’s ESOP account became a Company Stock ESOP Account in the Thrift Plan. Over the twelve months ending October 2002, shares in the Company Stock ESOP Account for each participant were gradually shifted to each participant’s regular Thrift Plan account and consequently became subject to the participant’s directions as to holding or selling such shares.

ESOP Restoration Plan

The Company adopted an ESOP restoration plan to provide additional benefits to executives whose allocations of shares of Common Stock from the ESOP for the 1995 and 1996 fiscal years were reduced because of the application of limitations of the Tax Code. The Plan provides for the grant to participants after the end of the 1995 and 1996 fiscal years of “phantom shares” equal in number to the number of shares not allocated to participants because of the limitations of the Tax Code. The phantom shares under the plan are unsecured rights to cash payments based on dividends paid on shares of Common Stock and on the market value of such shares at future dates. Payments based on market value of Common Stock are generally due 40 days after termination of employment or the date of final distribution to the officer under the ESOP unless the officer elects to defer payments to future dates that may not be later than 60 days after the officer’s death or permanent disability.

A total of 61,880 phantom shares were granted to participants for the 1995 and 1996 fiscal years. As of December 31, 2007, Mr. Clifton was the only Named Executive Officer to hold phantom shares, and he held 10,720 phantom shares.

Change in Control Agreements

The Company has entered into Change in Control Agreements with our Named Executive Officers to provide for management continuity in the event of a change in control, and to assist in the recruitment and retention of executives. The material terms and a quantification of the potential amount payable under the Change in Control Agreements with the Named Executive Officers are set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” The Company has not entered into any employment agreements with any of the Named Executive Officers, other than these Change in Control agreements and other than the Consulting Agreement with Mr. Ridenour described below in footnote 12 to the Outstanding Equity Awards at Fiscal Year End Table.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Holly Corporation Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Buford P. Berry,
Chairman
Thomas K. Matthews, II
Robert G. McKenzie

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers in 2006 and 2007.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
						Incentive Plan	Compensation	All Other
		Salary		Bonus	Stock Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)		($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Matthew P. Clifton,	2007	$727,833	(7)	$0	$2,991,000	$2,008,000	$375,390	$13,500	$6,115,723
Chairman of the Board and	2006	$647,000		$0	$3,496,000	$1,746,900	$234,820	$8,400	$6,133,120
Chief Executive Officer

W. John Glancy,	2007	$306,587	(8)	$0	$452,000	$311,000	$79,465	$13,500	$1,162,552
Senior Vice President,	2006	$283,670		$0	$327,000	$269,000	$37,997	$8,400	$926,067
General Counsel and Secretary

David L. Lamp,	2007	$373,644	(9)	$0	$639,000	$653,877	$41,546	$13,500	$1,727,690
President	2006	$312,000		$0	$360,000	$546,000	$25,107	$8,400	$1,251,507

Stephen J. McDonnell,	2007	$258,240	(10)	$300	$282,000	$260,700	$40,680	$13,500	$855,420
Vice President and	2006	$245,136		$0	$169,000	$234,000	$29,901	$8,400	$686,437
Chief Financial Officer

P. Dean Ridenour,	2007	$301,886	(11)	$70,488	$215,000	$310,512	$54,799	$13,500	$966,185
Vice President and	2006	$257,298		$14,000	$108,000	$246,000	$38,139	$8,400	$671,837
Chief Accounting Officer

(1)	Salaries were adjusted by the Compensation Committee in February 2007 but were inadvertently not made retroactively effective to January 1, 2007 as intended for Messrs. Clifton, Glancy and Lamp. This retroactive adjustment will be made, without interest, in 2008 for Messrs. Clifton, Glancy and Lamp.

(2)	Annual bonuses for services performed in 2007 were paid in March 2008. Amounts in this column reflect the discretionary bonus that is in excess of the pre-established maximum amount potentially payable pursuant to our annual incentive bonus arrangement reported in the Non-Equity Incentive Plan Compensation column.

(3)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS No. 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See note 5 to our consolidated financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2008 for a discussion of the assumptions used in determining the SFAS 123(R) compensation cost of these awards. With respect to performance share units awarded in 2007, the amount was based on an estimated payment of 150% of the award. The terms of the 2007 performance share unit awards and the 2007 restricted stock awards are provided below in the narrative following the 2007 Grants of Plan-Based Awards table.

(4)	The annual bonus amounts for services performed in 2007 (paid in March 2008) reflect the pre-defined target percentages that were allocated to the components which are described below in greater detail in the narrative following the 2007 Grants of Plan-Based Awards table.

(5)	The amounts shown in this column reflect the following assumptions:

	December 31, 2006	December 31, 2007
Discount Rate:	6.00%	6.40%
Mortality Table	RP2000 White Collar Projected to 2020	RP2000 White Collar Projected to 2020
Reserving Table	50% Male/50% Female	50% Male/50% Female
Retirement Age	the later of current age or age 62	the later of current age or age 62

(6)	This reflects matching contributions made in 2007 by the Company to the Thrift Plan in the amount of $13,500 for each of the Named Executive Officers. Since all Named Executive Officers elected to remain in the

Retirement Plan, the only contributions are employer matching of employee contributions, subject to the limits described in the section “Retirement and Benefit Plans.”

(7)	This amount reflects two months of salary at a rate of $647,000, and ten months of salary at a rate of $744,000 to reflect the change in Mr. Clifton’s salary that was approved by the Compensation Committee in February 2007.

(8)	This amount reflects two months of salary at a rate of $283,000, and ten months of salary at a rate of $311,304 to reflect the change in Mr. Glancy’s salary that was approved by the Compensation Committee in February 2007.

(9)	This amount reflects (a) two months of salary at a rate of $312,000, (b) salary at a rate of $371,280 from March 1, 2007 through November 1, 2007 to reflect the change in Mr. Lamp’s salary that was approved by the Compensation Committee in February 2007 and (c) salary at the rate of $450,000 to reflect Mr. Lamp’s promotion to President on November 2, 2007.

(10)	This amount reflect two months of salary at a rate of $245,940, and ten months of salary at a rate of $260,700 to reflect the change in Mr. McDonnell’s salary that was approved by the Compensation Committee in February 2007.

(11)	This amount reflect two months of salary at a rate of $258,756, and ten months of salary at a rate of $310,512 to reflect the change in Mr. Ridenour’s salary that was approved by the Compensation Committee in February 2007.

2007 Grants of Plan-Based Awards

The following table reflects possible payouts under the Company’s equity and non-equity incentive plans to the Named Executive Officers from grants made to them during the calendar year ending December 31, 2007.

					Estimated Future Payouts
		Estimated Future Payouts			Under Equity Incentive Plan				(j)
		Under Non-Equity			Awards (2)			(i)	Base
	(b)	Incentive Plan Awards (1)					(h)	All other	Price of	(k)
(a)	Grant	(c)	(d)	(e)	(f)	(g)	Maximum	Equity	Awards	Grant Date
Name	Date	Threshold	Target	Maximum	Threshold	Target	(#)	Awards (3)	($/Unit)	Fair Value (4)
Matthew P. Clifton
Performance Units	2/28/2007	n/a			0	10,940	21,880		n/a	$1,213,684
Restricted Shares	2/28/2007	n/a						10,940	n/a	$606,842
Non-Equity Incentives		$0	$669,600	$2,008,800

W. John Glancy
Performance Units	2/28/2007	n/a			0	3,394	6,788		n/a	$376,530
Restricted Shares	2/28/2007	n/a						3,394	n/a	$188,265
Non-Equity Incentives		$0	$155,652	$311,304

David L. Lamp
Performance Units	2/28/2007	n/a			0	6,147	12,294		n/a	$681,948
Restricted Shares	2/28/2007	n/a						6,147	n/a	$340,974
Non-Equity Incentives		$0	$261,551	$653,877

Stephen J. McDonnell
Performance Units	2/28/2007	n/a			0	2,546	5,092		n/a	$282,453
Restricted Shares	2/28/2007	n/a						2,546	n/a	$141,227
Non-Equity Incentives		$0	$130,350	$260,700

P. Dean Ridenour
Performance Units	2/28/2007	n/a			0	1,697	3,394		n/a	$188,265
Restricted Shares	2/28/2007	n/a						1,697	n/a	$94,133
Non-Equity Incentives		$0	$155,256	$310,512

(1)	This reflects a target and maximum bonus award amount for each Named Executive Officer equal to the percentages set forth below in the section titled Annual Incentive Cash Bonus Compensation.

(2)	This reflects the Compensation Committee’s grant of performance share units as described below in the section titled “Performance Share Unit Agreement Terms.” The amount shown in column (f) reflects the minimum payment amount of 0%, the amount shown in column (g) reflects the target amount of 100% and, for disclosure purposes only, the amount shown in column (h) reflects the maximum payment level of 200%.

(3)	The terms of the grants are described below in the section titled “Restricted Stock Agreement Terms.”

(4)	This reflects the closing price of $55.47 at the date of grant for both restricted stock and performance share units. With respect to performance share units, this reflects an assumed payment of the maximum number of shares under the performance share unit award.

Performance Share Unit Agreement Terms

Under the terms of the Performance Share Unit Agreements, dated February 28, 2007, that each of the named executive officers executed pursuant to the Plan, recipients of performance share units may earn from 0% to 200% of the number awarded. The performance share units represent an award for a designated performance and related service period. At the end of the required periods, recipients are entitled to a number of shares of Common Stock equal to a percentage of the awarded units as determined by reference to the Company’s performance on three performance measures compared to the performance by the Company’s defined peer group on the same three measures.

The three measures are earnings per share (“EPS”) growth, return on assets, and return on investment. The Company’s performance comparison group consists of Alon USA Energy, Inc., Cooper Cameron Corporation, Crosstex Energy, Inc., El Paso Corp., FMC Technologies, Inc., Frontier Oil Corporation, Giant Industries, Inc., Hanover Compressor, Marathon Oil Corporation, Maverick Tube Corporation, Murphy Oil Corporation, Sunoco Inc., Tesoro Corporation, Valero Energy Corporation, Western Gas Resources, and Williams Companies Inc. If a member of the peer group ceases to be a public company during the performance period (whether by merger, consolidation, liquidation or otherwise) or it fails to file financial statements with the Securities and Exchange Commission in a timely manner, it shall be treated as if it had not been a peer group member for the entire performance period.

“EPS growth” means the compound annual growth rate in earnings per share before extraordinary items and discontinued operations, and after the effect of conversion of convertible preferred stock, convertible debentures, and options and warrants that have been identified as common stock equivalents. “Return on assets” means the net income before extraordinary items, divided by total assets (i.e., the sum of current assets, net plant, and other non-current assets). “Return on investment” means the net income before extraordinary items, divided by the sum of long-term debt, preferred stock and total common equity.

The number of shares of Common Stock payable is equal to the result of multiplying the number of performance share units granted by the average of the percentile ranking of the Company’s performance on the performance measures over the performance period as compared to the performance comparison group’s performance on such measures over the performance period, multiplied by two. The average is determined by adding the Company’s percentile ranking on each performance measure and dividing the sum by three.

If any of the award recipients’ employment terminates prior to December 31, 2009 other than due to a change in control event, death, disability or retirement, as those terms are defined and described in the applicable award agreements, he will forfeit his award. The change in control provisions of performance share units are described below under the section titled “Potential Payments Upon Termination or Change in Control.” In the event of an award recipient’s death, total and permanent disability (as determined by the Compensation Committee in its sole discretion) or retirement after attaining age 62 (or retirement after attaining an earlier retirement age approved by the Compensation Committee in its sole discretion), the recipient shall forfeit a number of units equal to the percentage that the number of full months following the date of separation, death, disability or retirement to the end of the performance period bears to 36. Any remaining units that are not vested will become vested. In its sole discretion, the Compensation Committee may make a payment assuming a performance percentage of up to 200% instead of the prorated number. The amounts shown generally in the table above in column (f) reflect the minimum payment amount of 0%, the amounts shown in column (g) reflect the target amount of 100% and the amounts shown in column (h) reflect the maximum payment level of 200%.

Restricted Stock Agreement Terms

Under the terms of the 2007 restricted stock grant agreements for the named executive officers, one third of the restricted shares vested in February, 2008 when the satisfaction of the performance standard was confirmed by the Compensation Committee. Except in the case of certain early terminations of employment, one-third of these awards will become fully vested and nonforfeitable after December 31, 2008 and the final one-third will become fully vested and nonforfeitable after December 31, 2009 in each case if the performance standard is achieved. For purposes of the 2007 restricted stock awards for the Named Executive Officers, the performance standard for any quarter is the average Quarterly Adjusted Net Income (as defined below) per diluted share of not less than $0.68 for the period that began on October 1, 2007 and ends at the end of the quarter considered, computed as a simple average of the Quarterly Adjusted Net Income per diluted share for each quarter in such period. Quarterly Adjusted Net Income means net income for a quarter, as reported by the Company in its filings with the Securities and Exchange Commission, adjusted to exclude the effects of recoveries or liabilities resulting from litigation and administrative proceedings involving the Company and its subsidiaries. The performance standard referenced in this section applies only to Messrs. Clifton, Glancy and Lamp. Restricted stock awards granted to Messrs. McDonnell and Ridenour are not subject to performance conditions and vest in three annual installments. The first one-third of the award vested in January 2008, and the remaining two-thirds will vest on January 1, 2009 and January 1, 2010 provided the executives continue employment with (or provide services for, in the case of Mr. Ridenour) the Company.

In the event of a recipient’s death, total and permanent disability (as determined by the Compensation Committee in its sole discretion) or retirement after attaining age 62 (or retirement after attaining an earlier retirement age approved by the Compensation Committee in its sole discretion), a recipient shall forfeit a number of shares equal to (i) the total award times (ii) the percentage that the period of full months beginning on the first calendar month following the date of death, disability or retirement and ending on December 31, 2009 bears to 36. Any remaining shares that are not vested will become vested. In its sole discretion, the Compensation Committee may decide to vest all of the shares in lieu of the prorated number. Recipients are stockholders with respect to all of the restricted shares and have the right to receive all distributions paid with respect to such restricted shares. The change in control provisions of this award are described below under the section titled “Potential Payments Upon Termination or Change in Control.” Assuming the quarterly adjusted net income standard is met as set forth in each case above, the awards, subject to performance conditions will become vested on the date that the Compensation Committee certifies that the Company has met the applicable standards.

Annual Incentive Cash Bonus Compensation

The bonuses that are available to the Named Executive Officers as annual incentive bonuses are based upon pre-set percentages of salary, achieved by reaching certain target performance levels. A description of the pre-established performance criteria utilized in 2007 can be found above in the CD&A under the section titled “Annual Incentive Cash Bonus Compensation.” The following chart reflects the target percentages that were set for the Named Executive Officers and the actual percentages awarded to each individual.

	Percent of	Percent of Salary	Percent of	Maximum		Percent of Salary
	Salary	Based	Salary Based on	Multiplier		Maximum
	Based on	on Peer Financial	Individual	(multiple of		Possible Incentive
Name	PTNI	Results	Performance	target)		Compensation (1)
Matthew P. Clifton	45% Actual 135%	45% Actual 135%	0%	3	x	270%
W. John Glancy	20% Actual 40%	20% Actual 40%	10% Actual 20%	2	x	100%
David L. Lamp	30% Actual 75%	30% Actual 75%	10% 25%	2.5	x	175%
Stephen J. McDonnell	20% Actual 40%	20% Actual 40%	10% Actual 20%	2	x	100%
P. Dean Ridenour	20% Actual 40%	20% Actual 40%	10% Actual 20%	2	x	100%

(1)	As described above, the Compensation Committee has discretion to award more or less than the maximum possible incentive compensation by either reducing the maximum percentage or by awarding additional bonus amounts in addition to the incentive cash compensation.

Outstanding Equity Awards at Fiscal Year End

The following table reflects outstanding stock options, performance share units and restricted stock held by our Named Executive Officers as of December 31, 2007.

Option Awards							Stock Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
				Equity					Equity	Equity
				Incentive					Incentive	Incentive Plan
				Plan					Plan Awards:	Awards:
				Awards:				Market	Number	Market or
	Number of		Number of	Number			Number of	Value of	of Unearned	Payout Value
	Securities		Securities	of Securities			Shares or	Shares or	Shares,	of Unearned
	Underlying		Underlying	Underlying			Units of	Units of	Units or Other	Shares, Units
	Unexercised		Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	or Other Rights
	Options		Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	That Have
	Exercisable		Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	(#) (1)		(#)	(#)	($) (2)	Date (3)	(#) (4)	($) (5)	(#) (6) (7)	($) (8)
Matthew P. Clifton,	76,000	(9)			$3.34	3/6/2008
Chief Executive Officer and			n/a	n/a			n/a	n/a	210,998	$10,737,688
Chairman of the Board	80,000	(9)			$2.98	3/9/2011

W. John Glancy,	15,000	(10)	n/a	n/a	$2.98	3/9/2011	n/a	n/a	55,284	$2,813,403
Senior Vice President, General Counsel and Secretary

David L. Lamp,	n/a		n/a	n/a	n/a	n/a	9,067	$461,420	50,420	$2,565,874
President

Stephen J. McDonnell,	160,000		n/a	n/a	$1.52	8/14/2010	13,564	$690,272	19,292	$981,770
Vice President and Chief Financial Officer	80,000	(11)			$2.98	3/9/2011	—	—	—	—

P. Dean Ridenour,	n/a		n/a	n/a	n/a	n/a	5,507	$280,251	16,822	$856,072
Vice President and Chief Accounting Officer(12)

(1)	All outstanding option awards vested over a five year period in 20% increments on each yearly anniversary of the date of grant of the option.

(2)	All option exercise prices and number of options have been adjusted since their respective dates of grant for our July 2001, August 2004 and June 2006 stock splits, to the extent applicable.

(3)	Options generally expire ten years from the date of grant (the “expiration date”). If the recipient’s employment terminates because of death, “permanent disability” or “normal retirement,” as such terms are defined in the applicable option award agreements, the option is generally exercisable in full until the earlier of the option’s original expiration date or the two year anniversary of the date of termination. If the recipient’s employment is terminated for “cause,” as defined in the applicable option award agreement, the option immediately ceases to be exercisable. If the recipient’s employment terminates for any other reason, the option is exercisable until the earlier of the option’s original expiration date or the one year anniversary of the date of termination. Mr. Clifton exercised 76,000 options prior to March 6, 2008.

(4)	The unvested restricted stock awards (with no performance standards) for Messrs. Lamp, McDonnell and Ridenour are as follows:

	May 2004	February 2005	February 2006	February 2007
	Grant	Grant	Grant	Grant
	Restricted	Restricted	Restricted	Restricted
Name	Stock(a)	Stock(b)	Stock(c)	Stock(d)
David L. Lamp	5,067	4,000	0	0
Stephen J. McDonnell	5,867	3,600	1,551	2,546
P. Dean Ridenour	0	2,000	1,810	1,697

(a)	Restricted stock awards with no performance standards (as adjusted for the August 2004 and June 2006 stock splits) were made in May 2004. Pursuant to the terms of the grants, one-third of the restricted shares was fully vested and non-forfeitable in January 2007. Except in the case of early termination (i) another one-third of the restricted stock vested immediately after December 31, 2007, and (ii) the remaining one-third will vest immediately after December 31, 2008.

(b)	Restricted stock awards with no performance standards (as adjusted for the June 2006 stock split) were made in February 2005. Except in the case of early termination, (i) one-third of the restricted stock vested after December 31, 2007, (ii) one-third of the restricted stock will vest immediately after December 31, 2008, and (iii) the remaining one-third of the restricted stock will vest immediately after December 31, 2009.

(c)	Restricted stock awards with no performance standards (as adjusted for the June 2006 stock split) were made in February 2006. Pursuant to the terms of the grants, one-third of the restricted stock were fully vested and non-forfeitable after December 31, 2006. Except in the case of early termination, (i) another one-third of the restricted stock vested immediately after December 31, 2007, and (ii) the remaining one-third of the restricted stock will vest immediately after December 31, 2008.

(d)	Restricted stock awards with no performance standards were made in February 2007. The vesting dates for these awards are described above in the narrative disclosures in the section titled “Restricted Stock Agreement Terms.”

(5)	Based upon the closing market price of our Common Stock on December 31, 2007, which was $50.89 per share.

(6)	For purposes of the Outstanding Equity Awards at Fiscal Year End table, all performance awards have been calculated assuming the maximum threshold is reached.

(7)	The unvested equity incentive plan awards for each of the Named Executive Officers are as follows:

                                          Restricted Stock and Performance Share Unit Grants

		February 2005		February 2006		February 2007
	May 2004		Performance		Performance		Performance
	Restricted	Restricted	Share	Restricted	Share	Restricted	Share
Name	Stock(a)	Stock(b)	Units(c)	Stock(d)	Units(e)	Stock(f)	Units(g)
Matthew P. Clifton	44,067	18,450	36,900	10,465	15,698	10,940	10,940

W. John Glancy	6,333	8,100	8,100	3,617	5,426	3,394	3,394

David L. Lamp	0	0	4,000	5,995	8,992	6,147	6,147

Stephen J. McDonnell	0	0	4,774	0	2,326	0	2,546

P. Dean Ridenour	0	0	4,000	0	2,714	0	1,697

(a)	Restricted stock awards with a performance standard (as adjusted for the August 2004 and June 2006 stock splits) were made in May 2004. Pursuant to the terms of the grant, one-third of the restricted stock became fully vested and non-forfeitable in February 2007. Except in the case of early termination, after December 31, 2007 (i) another one-third of the restricted stock (the “2008 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.12 for the period from October 1, 2007 through any quarter ending on or before December 31, 2009, and (ii) the remaining one-third (the “2009 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.12 for the period from October 1, 2008 through any quarter ending on or before December 31, 2009. Assuming the quarterly adjusted net income standard is met as set forth in each case above, the 2008 shares, and/or the 2009 shares, as the case may be, will become vested on the date that our Compensation Committee certifies that we have met the applicable standard(s).

(b)	Restricted stock awards with a performance standard (as adjusted for the June 2006 stock split) were made in February 2005. Pursuant to the terms of the grant, except in the case of early termination, after December 31, 2007 (i) one-third of the restricted stock (the “2008 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.12 for the period from October 1, 2007 through any quarter ending on or before December 31, 2010, (ii) one-third (the “2009 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.12 for the period from October 1, 2008 through any quarter ending on or before December 31, 2010, and (iii) one-third (the “2010 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.12 for the period from October 1, 2009 through any quarter ending on or before December 31, 2010. Assuming the quarterly adjusted net income standard is met as set forth in each case above, the 2008 shares, the 2009 shares and/or the 2010 shares, as the case may be, will become vested on the date that our Compensation Committee certifies that we have met the applicable standard(s).

(c)	Performance share units (as adjusted for the June 2006 stock split) were awarded in February 2005 for a designated performance period. The performance period for these awards ended on December 31, 2007. At the end of the performance period, the individual is entitled to shares of the Company’s Common Stock equal to the number of performance share units subject to the award times the applicable performance percentage as described below, except that Mr. Clifton will receive that amount in a cash payment. The performance percentage is determined by reference to our total stockholder return (the “TSR”) compared to the TSR of a select group of peer companies (the “Peer Group”). TSR includes both appreciation in share price during the performance period and the assumed reinvestment of any dividends declared into additional shares at the time dividends are paid. The amount payable in cash or in stock, as applicable, at the end of the performance period is determined by multiplying the number of units subject to the award by a “Performance Percentage,” which may be from 0% to 200%. The number of shares disclosed in this footnote (7) represents the number of units subject to the award, before adjustment by the “Performance Percentage.” The “Performance Percentage” is determined in accordance with the following schedule:

Performance Schedule

“Performance Percentage” to be multiplied by units based upon our TSR versus the TSR of the Peer group

Our TSR as Compared to	Performance Percentage (%) to be
The Peer Group TSR — Percentile Ranking	Multiplied by Units

35th percentile or less	0%
36th - 45th percentile	50%
46th - 55th percentile	75%
56th - 65th percentile	100%
66th - 75th percentile	150%
76th percentile or greater	200%

For Mr. Clifton only, after the number of units is multiplied by the applicable “Performance Percentage” depending upon our TSR ranking as compared to the Peer Group, that amount will be further multiplied by our average share price for the final thirty-day trading period of the performance period (the “Share Price”) and Mr. Clifton will receive that amount in the form of a cash payment. Under the terms of the February 2005 performance share unit award, except in the case of early termination, the period for determining what percentage of the performance share units will be earned ended on December 31, 2007, with payment to be made as soon as reasonably practicable thereafter.

(d)	Restricted stock awards with a performance standard (as adjusted for the June 2006 stock split) were made in February 2006. Pursuant to the terms of the grant, one-third of the restricted stock was fully vested and non-forfeitable after December 31, 2006. Except in the case of early termination of employment, after December 31, 2007 (i) another one-third of the restricted stock (the “2008 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.23 for the period from October 1, 2007 through any quarter ending on or before December 31, 2009, and (ii) the remaining one-third (the “2009 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.23 for the period from October 1, 2008 through any quarter ending on or before December 31, 2009. In the event of the individual’s death, total and permanent disability (as determined by our Compensation Committee in its sole discretion), or retirement after attaining age 62 (or some earlier retirement age approved by our Compensation Committee in its sole discretion), the individual shall forfeit a number of shares equal to (i) the total shares originally subject to the award, times (ii) the percentage that the period of full months beginning on the first calendar month following the date of death, disability or retirement and ending on December 31, 2008, bears to 36, and any remaining shares that are not vested will become vested, except that in its sole discretion, our Compensation Committee may decide to vest all of the shares in lieu of the prorated number. The individual will be a stockholder with respect to all of the restricted shares and will have the right to receive all distributions paid with respect to such restricted shares. The change in control provisions of this award are described below in the section titled “Potential Payments upon Termination or Change in Control.” Assuming the quarterly adjusted net income standard is met as set forth in each case above, the 2008 shares and/or the 2009 shares, as the case may be, will become vested on the date that our Compensation Committee certifies that we have met the applicable standards.

(e)	Performance share units (as adjusted for the June 2006 stock split) were awarded in February 2006. Pursuant to the terms of the grant, the individual may earn from 0% to 200% of the performance share units for the designated performance period. The performance period for these awards ends on December 31, 2008. The number of shares disclosed in this footnote (7) represents the number of units subject to the award, rather than the number of shares potentially payable in the event the maximum performance threshold is attained. At the end of the performance period, the individual is entitled to a number of shares of Common Stock equal to a percentage of the awarded units as determined by reference to our performance on four performance measures compared to the performance by members of our defined peer group on the same four measures. The four measures are earnings per share growth, net profit margin, return on assets, and return on investment. Our peer group was the same as described above in the section titled “Review of Market Data.” The number of shares of our Common Stock payable is equal to the result of multiplying the number of performance share units granted by the average of the percentile ranking of our performance on the performance measures over the performance period as compared to the peer group’s performance on such measures over the performance period, multiplied by two. The average is determined by adding our percentile ranking on each performance measure and dividing the sum by four. The terms regarding change in control, death and disability are the same as described for the 2007 performance share unit awards.

(f)	Restricted stock awards with a performance standard were made in February 2007. The vesting dates for these awards are described above in the narrative disclosures in the section titled “Restricted Stock Agreement Terms.”

(g)	Performance share units were awarded in February 2007. The number of shares disclosed in the chart located in this footnote (7) represents the number of units subject to the award, rather than the number of shares potentially payable in the event the maximum performance threshold is attained. The vesting dates for this award are described above in the narrative disclosures in the section titled “Performance Share Unit Agreement Terms.”

(8)	Based upon the closing market price of our Common Stock on December 31, 2007, which was $50.89 per share.

(9)	Of the outstanding options reflected in the table for Mr. Clifton, 76,000 were granted on March 6, 1998 and 80,000 were granted on March 9, 2001 (numbers of options are adjusted for the July 2001, August 2004 and June 2006 stock splits). See footnotes (1) and (3) above for information regarding vesting and expiration of options.

(10)	The 15,000 outstanding options reflected in the table for Mr. Glancy were granted on March 9, 2001 (as adjusted for the July 2001, August 2004 and June 2006 stock splits). See footnotes (1) and (3) above for information regarding vesting and expiration of options.

(11)	Of the outstanding options reflected in the table for Mr. McDonnell, 160,000 were granted on August 14, 2000 and 80,000 were granted on March 9, 2001 (numbers of options are adjusted for the July 2001, August 2004 and June 2006 stock splits). See footnotes (1) and (3) above for information regarding vesting and expiration of options.

(12)	Mr. Ridenour was no longer the Vice President and Chief Accounting Officer of the Company as of January 7, 2008. On April 1, 2008 Mr. Ridenour ceased to be an employee of the Company but continues providing services as a non-employee consultant to the Company under a two-year consulting contract. The Compensation Committee has determined that, solely for purposes of the outstanding performance share unit and restricted share unit awards set forth in this table, Mr. Ridenour’s work as a consultant under the consulting agreement will be treated as continuing employment with the Company and Mr. Ridenour’s non-vested awards will not be forfeited because of the change from employee to consultant status, but will continue to vest in accordance with their terms.

Option Exercises and Stock Vested

The following table provides information about our Named Executive Officers related to stock options exercised and restricted share and/or performance share unit awards that became vested during the 2007 fiscal year.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
	Acquired on Exercise	Upon Exercise	Acquired on Vesting		Upon Vesting
Name	(#)	($)(1)	(#)		($)(2)

Matthew P. Clifton,	n/a	n/a
Chief Executive Officer and Chairman of the Board*
Cash Payments(3)			132,200		$7,010,566
Stock Vestings(4)			27,266		$1,481,907
W. John Glancy,	51,000 (5)	$2,761,152	23,976	(6)	$1,246,096
Senior Vice President and General Counsel
David L. Lamp, President,	n/a	n/a	5,530	(7)	$293,083
Stephen J. McDonnell,	n/a	n/a	3,708	(8)	$190,591
Vice President and Chief Financial Officer
P. Dean Ridenour,	n/a	n/a	905	(9)	$46,517
Vice President and Chief Accounting Officer

(1)	Value realized from the exercise of stock options is equal to the price of our Common Stock on the trading date of the exercise less the exercise price multiplied by the number of options exercised (calculated before payment of any applicable withholding or other income taxes).

(2)	Value realized from the vesting of restricted stock and/or performance share unit awards is equal to the closing price of our Common Stock on the trading date immediately prior to the date of vesting multiplied by the number of vested shares (calculated before payment of any applicable withholding or other income taxes).

(3)	Mr. Clifton was granted 66,100 performance share units (as adjusted for the August 2004 and June 2006 stock splits) in May 2004, which vested following the Compensation Committee’s certification that the applicable performance standards were met and were paid in a cash payment of $7,010,566, which represents the number of units subject to the award, multiplied by a 200% Performance Percentage, multiplied by $53.03, which is the 30-day average closing price for Company common stock for the period ending December 31, 2006,

(4)	Mr. Clifton was granted (a) 22,033 shares (as adjusted for the August 2004 and June 2006 stock splits) of restricted stock with a performance standard in May 2004, and (b) 5,233 shares (as adjusted for the June 2006 stock split) of restricted stock with a performance standard in February 2006, each of which vested on February 8, 2007 when the market price of the Company’s stock was $54.35.

(5)	Mr. Glancy exercised (a) 12,000 stock options on January 22, 2007, with an exercise price of $2.975 and stock price of $51.10 on the exercise date; (b) 10,000 stock options on March 7, 2007, with an exercise price of $2.975 and stock price of $55.00 on the exercise date; (c) 14,000 stock options on March 14, 2007, with an exercise price of $2.975 and stock price of $57.50 on the exercise date; and (d) 15,000 stock options on April 12, 2007, with an exercise price of $2.975 and stock price of $63.00 on the exercise date.

(6)	Mr. Glancy was granted the following awards that vested following the Compensation Committee’s certification of the applicable performance standards: (a) 9,500 performance share units (as adjusted for the August 2004 and June 2006 stock splits) granted in May 2004 which vested January 9, 2007 and were paid at 19,000 shares of Common Stock with a market price of $51.35 per share, (b) 3,167 shares of restricted stock with a performance standard (as adjusted for the August 2004 and June 2006 stock splits) granted in May 2004 which vested on February 8, 2007 when the market price of the Company’s stock was $54.35 and (c) 1,809 shares of restricted stock with a performance standard (as adjusted for the June 2006 stock split) granted in February 2006 which vested on February 8, 2007 when the market price of the Company’s stock was $54.35.

(7)	Mr. Lamp was granted the following awards that vested on the indicated dates: (a) 2,533 shares of restricted stock (as adjusted for the August 2004 and June 2006 stock splits) granted in May 2004 vested on January 1, 2007 when the market price of the Company’s stock was $51.40, the closing price per share of our Common Stock on December 29, 2006, and (b) 2,997 shares of restricted stock with a performance standard (as adjusted for the June 2006 stock split) granted in February 2006 which vested on February 8, 2007 following the Compensation Committee’s certification of the applicable performance standards when the market price of the Company’s stock was $54.35.

(8)	Mr. McDonnell was granted the following awards that vested on the indicated dates: (a) 2,933 shares of restricted stock (as adjusted for the August 2004 and June 2006 stock splits) granted in May 2004 which vested on January 1, 2007 when the market price of the Company’s stock was $51.40, the closing price per share of our Common Stock on December 29, 2006, and (b) 775 shares of restricted stock (as adjusted for the June 2006 stock split) granted in February 2006 which vested on January 1, 2007 when the market price of the Company’s stock was $51.40.

(9)	Mr. Ridenour was granted 905 restricted share units (as adjusted for the June 2006 stock splits) granted in February 2006 which vested on January 1, 2007 with a market price of $51.40, the closing price per share of our Common Stock on December 29, 2006.

Pension Benefits

Our Named Executive Officers participate in our Retirement Plan (the “Qualified Retirement Plan”), which generally provides a defined benefit to participants following their retirement. In addition, since the 1995 fiscal year, we have also sponsored and maintained our Retirement Restoration Plan (the “Retirement Restoration Plan”) that provides additional benefits such that the total pension benefits for specified executives will be maintained at the levels contemplated in the Qualified Retirement Plan before application of the Tax Code limitations. The table below sets forth an estimate of the pension benefits payable to our Named Executive Officers at normal retirement age under the Qualified Retirement Plan and the Retirement Restoration Plan (collectively, the “Plans”).

Pension Benefits Table

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
(a)	(b)	(#) (c)	($) (d)	($) (e)

Matthew P. Clifton,	Qualified Retirement Plan	27.17	694,974	0
Chief Executive Officer and Chairman of the Board*(1)	Retirement Restoration Plan	27.17	1,461,014	0
W. John Glancy,	Qualified Retirement Plan	8.75	314,785	0
Senior Vice President and General Counsel(2)	Retirement Restoration Plan	8.75	110,697	0
David L. Lamp, President(3)	Qualified Retirement Plan	4.0	71,095	0
	Retirement Restoration Plan	4.0	33,404	0
Stephen J. McDonnell,	Qualified Retirement Plan	7.42	195,745	0
Vice President and Chief Financial Officer(4)	Retirement Restoration Plan	7.42	29,847	0
P. Dean Ridenour,	Qualified Retirement Plan	3.33	117,990	0
Vice President and Chief Accounting Officer(5)	Retirement Restoration Plan	3.33	24,449	0

(1)	Since Mr. Clifton is over age 50 and has more than 10 years of service, he is eligible for early retirement on December 31, 2007. His early retirement benefits potentially payable beginning January 1, 2008 are estimated to be $5,437 per month payable for his lifetime or $960,600 payable as a lump sum from the Qualified Retirement Plan and $11,430 per month payable for his lifetime or $2,019,400 payable as a lump sum from the Retirement Restoration Plan.

(2)	Since Mr. Glancy is over age 65, he is eligible for late retirement on December 31, 2007. His benefits potentially payable beginning January 1, 2008 are estimated to be $2,283 per month payable for his lifetime or $326,300 payable as a lump sum from the Qualified Retirement Plan and $803 per month payable for his lifetime or $114,700 payable as a lump sum from the Retirement Restoration Plan.

(3)	Mr. Lamp is not eligible to commence his benefits as of December 31, 2007.

(4)	Since Mr. McDonnell is over age 55 and has more than 5 years of service, he is eligible for accelerated commencement on December 31, 2007. His benefits potentially payable beginning January 1, 2008 are estimated to be $1,533 per month payable for his lifetime or $182,000 payable as a lump sum from the Qualified Retirement Plan and $234 per month payable for his lifetime or $27,700 payable as a lump sum from the Retirement Restoration Plan.

(5)	Since Mr. Ridenour is over age 65, he is eligible for late retirement on December 31, 2007. His benefits potentially payable beginning January 1, 2008 are estimated to be $863 per month payable for his lifetime or $122,200 payable as a lump sum from the Qualified Retirement Plan and $179 per month payable for his lifetime or $25,300 payable as a lump sum from the Retirement Restoration Plan.

In quantifying the present value of the current accrued benefit under the Plans for our Named Executive Officers indicated above, the valuation method and assumptions discussed in Note 15 to our Consolidated Financial Statements for the fiscal year ended December 31, 2007, included in our annual report on Form 10-K were utilized. The material assumptions used include the following:

Discount Rate	6.40%
Mortality Table	RP2000 White Collar Projected to 2020 (50% male/50% female)
Retirement Age	Age 62, which is the earliest date a benefit may be paid under the Plans with no benefit reduction.

Employees hired before 2007 generally became eligible to participate in our Qualified Retirement Plan after completing one year of service with us or any of our affiliates. The amount of benefits accrued under the Qualified Retirement Plan is based upon a participant’s compensation, age and length of service. The compensation taken into account under our Qualified Retirement Plan is a participant’s average monthly compensation, which includes base salary or base pay and any quarterly bonuses, during the highest consecutive 36-month period of employment for each employee (“Plan Compensation”). No quarterly bonuses were provided to our Named Executive Officers in 2007, but quarterly bonuses were paid to some non-executive union employees.

Our Qualified Retirement Plan provides for benefits upon normal retirement, early retirement, and late retirement, as well as providing accelerated deferred vested benefits, disability benefits and death benefits. Upon normal retirement following a participant’s attainment of age 65, a participant is entitled to a life annuity with monthly pension payments equal to (a) 1.6% of the participant’s average monthly Plan Compensation multiplied by the participant’s total years of credited benefit service, minus (b) 1.5% of the participant’s primary Social Security benefit multiplied by the participant’s total years of credited service (but not to exceed 45% of such Social Security benefits). In addition, a participant who (i) has attained age 50 and completed at least 10 years of service, or (ii) has attained age 55 and completed at least 3 years of service may elect to terminate employment and begin receiving benefits under our Qualified Retirement Plan. If such a participant begins receiving benefits under our Qualified Retirement Plan on or after the date the participant attains age 60 but before he reaches age 62, such benefits will be reduced by 1/12th of 2 1/2% for each full month that such benefits begin before age 62. If benefits begin before age 60, the participant’s Qualified Retirement Plan benefits will be reduced by 1/12th of 5% for each full month that such benefits begin before age 60.

The normal form of benefits under our Qualified Retirement Plan is a life annuity or, if a participant is married, a qualified joint and survivor annuity (unless properly waived). Our Qualified Retirement Plan also permits participants to elect to receive their benefits in the form of a single life annuity for a 5- or 10-year term certain, a reduced pension for the joint lives of the participant and a co-annuitant (with a 100%, 66.66%, or 50% survivor percentage) or a lump sum. If the participant dies before his Qualified Retirement Plan benefits have commenced, his surviving spouse will be entitled to a benefit for life equal to the amount that would have been paid as a survivor benefit under the 100% joint and survivor annuity option. If the participant is not married on the date of his death or waived the surviving spouse benefit, such benefit will be paid to his beneficiary in the form of monthly payments for life or a term certain or in the form of a lump sum, as elected by the beneficiary.

Benefits up to limits set by the Tax Code are funded by our contributions to the Qualified Retirement Plan, with the annual contribution amounts determined on an actuarial basis. In 2007, the Tax Code limited the annual benefit that could be paid from our Qualified Retirement Plan to $180,000 per year (subject to increases for future years based on price level changes) and limited the compensation that could be taken into account in computing such benefit to $225,000 per year (subject to certain upward adjustments for future years).

For certain executives including our Named Executive Officers whose benefits under our Qualified Retirement Plan are limited as a result of the limitations described in the preceding paragraph, we have granted participation in our Retirement Restoration Plan, which provides additional pension benefits so that the total retirement benefits for specified executives will be maintained at the levels contemplated in our Qualified Retirement Plan before application of the Tax Code limitations. Specifically, the amount of benefits payable under our Retirement Restoration Plan is equal to a participant’s benefit payable in the form of a life annuity calculated under the Qualified Retirement Plan without regard to the Tax Code limitations less the amount of the Qualified Retirement Plan benefit that can be paid under the Qualified Retirement Plan after application of the Tax Code limits. Benefits under our Retirement Restoration Plan are generally payable at the same time as the participant’s benefits under the Qualified Retirement Plan for benefits earned through 2004 and as a lump sum for benefits earned after 2004.

Nonqualified Deferred Compensation

Mr. Clifton has an account balance under our ESOP restoration plan. The following table provides, for Mr. Clifton, information about participation in our ESOP restoration plan for the year ending December 31, 2007:

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Aggregate
Name	in Last FY	in Last FY	in Last FY	Distributions	Balance at Last FYE
(a)(1)	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)
Matthew P. Clifton,	n/a	n/a	$5,467	$0	$545,540 (2)
Chairman of the Board and Chief Executive Officer

(1)	Messrs. Glancy, Lamp, McDonnell and Ridenour do not have account balances under our ESOP restoration plan.

(2)	Represents 10,720 phantom shares awarded under the ESOP restoration plan and held by Mr. Clifton as of December 31, 2007, multiplied by the closing market price of our Common Stock on December 31, 2007, which was $50.89 per share.

We adopted the ESOP restoration plan to provide additional benefits to executives whose allocations of shares of our Common Stock under the ESOP were reduced because of limitations imposed by the Tax Code for the 1995 and 1996 fiscal years. Pursuant to the terms of the ESOP restoration plan, eligible participants received, after the end of the 1995 and 1996 fiscal years, grants of “phantom shares” equal in number to the number of shares of our Common Stock that they were unable to receive under our ESOP due to Tax Code limitations for such fiscal years. Employee contributions are not allowed under the ESOP restoration plan. A total of 61,880 phantom shares were granted to participants under the ESOP restoration plan for the 1995 and 1996 fiscal years. We do not intend to make future contributions to the ESOP restoration plan.

The phantom shares awarded under the ESOP restoration plan represent unsecured rights to cash payments based on dividends paid on shares of our Common Stock and on the market value of such shares on future dates. Payments based on the market value of Common Stock are generally paid 40 days following an executive officer’s termination of employment or the date of final distribution to the officer under the ESOP, unless the officer elects to defer payment to a future date not later than 60 days after the officer’s death or permanent disability.

Potential Payments Upon Termination or Change in Control

There are no employment agreements currently in effect between us and any Named Executive Officer, and the Named Executive Officers are not covered under any general severance plan.

We have entered into Change in Control Agreements with our Named Executive Officers. The Change in Control Agreements are subject to an initial three year term, which began on May 15, 2007, with an automatic one year extension on May 15, 2009 (and on each May 15th thereafter) unless a cancellation notice is given 60 days prior to May 15, 2009 (or any May 15th thereafter, as applicable). The Change in Control Agreements provide that if, in connection with or within two years after a “Change in Control,” the executive is terminated without “Cause,” leaves voluntarily for “Good Reason,” or is terminated as a condition of the occurrence of the transaction constituting the “Change in Control,” then the executive will receive the following cash severance amounts: (i) a cash payment, paid within 10 days following the executive’s termination, equal to his accrued and unpaid salary, reimbursement of expenses and accrued vacation pay, and (ii) a lump sum amount, paid within 15 days following the executive’s termination, equal to the multiple specified in the table below for such executive times (A) his annual base salary as of his date of termination or the date immediately prior to the “Change in Control,” whichever is greater, and (B) his annual bonus amount, calculated as the average annual bonus paid to him for the prior three years. In addition, the executive (and his dependents, as applicable) will receive the continuation of their medical and dental benefits for the number of years indicated in the table below for such executive.

	Cash Severance		Years for Continuation of
Named Executive Officer	Multiplier		Medical and Dental Benefits

Matthew P. Clifton	3	X	3
W. John Glancy	2	X	2
David L. Lamp	2	X	2
Stephen J. McDonnell	2	X	2
P. Dean Ridenour	2	X	2

For purposes of the Change in Control Agreements, the following terms have been given the meanings set forth below:

(a) “Cause” means an executive’s (i) engagement in any act of willful gross negligence or willful misconduct on a matter that is not inconsequential, as reasonably determined by our Board of Directors in good faith, or (ii) conviction of a felony.

(b) “Change in Control” means, subject to certain specific exceptions set forth in the Change in Control Agreements: (i) a person or group of persons becomes the beneficial owner of more than 50% of the combined voting power of our then outstanding securities or more than 50% of our outstanding Common Stock, (ii) a majority of the members of our Board of Directors is replaced during a 12 month period by directors who were not endorsed by a majority of the board members prior to their appointment, (iii) the consummation of a merger or consolidation of us or one of our subsidiaries other than (A) a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction continuing to represent at least 50% of the combined voting power of our voting securities or the voting securities of the surviving entity outstanding immediately after the transaction, or (B) a merger or consolidation effected to implement a recapitalization of us in which no person or group becomes the beneficial owner of our securities representing more than 50% of the combined voting power of our then outstanding securities, or (iv) our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale or disposition of all or substantially all of our assets.

(c) “Good Reason” means, without the express written consent of the executive: (i) a material reduction in the executive’s (or his supervisor’s) authority, duties or responsibilities, (ii) a material reduction in the executive’s base compensation, or (iii) the relocation of the executive to an office or location more than 50 miles from the location at which the executive normally performed the executive’s services, except for travel reasonably required in the performance of the executive’s responsibilities. The executive must provide notice to us of the alleged Good Reason event within 90 days of its occurrence and we have the opportunity to remedy the alleged Good Reason event within 30 days from receipt of the notice of such allegation.

All payments and benefits due under the Change in Control Agreements will be conditioned on the execution and nonrevocation by the executive of a release for our benefit and the benefit of our related entities and agents. The Change in Control Agreements also contain confidentiality provisions pursuant to which each executive agrees not to disclose or otherwise use our confidential information. Violation of the confidentiality provisions entitles us to complete relief, including injunctive relief. Further, in the event of a breach of the confidentiality covenants, the executive could be terminated for “Cause” (provided the breach constituted willful gross negligence or misconduct that is not inconsequential). The Change in Control Agreements do not prohibit the waiver of a breach of these covenants.

If amounts payable to an executive under a Change in Control Agreement (together with any other amounts that are payable by us as a result of a change in ownership or control) (collectively, the “Payments”) exceed the amount allowed under section 280G of the Tax Code for such executive (thereby subjecting the executive to an excise tax as described in further detail below) by 10% or more, we will pay the executive a tax gross up (a “Gross Up”) in an amount necessary to allow the executive to retain (after all regular income and section 280G taxes) a net amount equal to the total present value of the Payments on the date they are to be paid (after all regular income taxes but without reduction for section 280G taxes). Conversely, the Payments will be reduced to the level at which no excise tax applies, but only to the extent they exceed the section 280G limit for the executive by less than 10%.

In addition, under the terms of the long-term equity incentive awards described above, if, within 60 days prior to or at any time after a “Change in Control,” (i) a Named Executive Officer’s employment is terminated by us, other than for “Cause” or (ii) he resigns within 90 days after an “Adverse Change” has occurred, then all restrictions on the award will lapse, the restricted shares or performance units subject to the award will become vested and Common Stock or a cash payment (in the case of certain performance share unit awards) will be delivered to the Named Executive Officer as soon as practicable. The performance share unit award agreements provide that the performance percentage is deemed to be 200% upon the occurrence of a Change in Control (see the footnotes to the Outstanding Equity Awards at Fiscal Year End table for a description of the “Performance Percentage”).

For purposes of the long-term equity incentive awards, the following terms have been given the meanings set forth below:

(a) “Adverse Change” means (i) a change in the city in which the executive is required to work, (ii) a substantial increase in the travel requirements of employment, (iii) a substantial reduction in the duties performed by the executive, or (iv) a significant reduction in non-discretionary compensation or benefits of the executive (other than a general reduction applicable generally to executives).

(b) “Cause” means (i) an act of dishonesty constituting a felony or serious misdemeanor and resulting (or intended to result in) personal gain or enrichment to the executive at our expense, (ii) gross or willful and wanton negligence in the performance of the executive’s material duties, or (iii) conviction of a felony involving moral turpitude.

(c) “Change in Control” means, subject to certain specific exceptions set forth in the long-term equity incentive awards: (i) a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities, (ii) a majority of the members of our Board of Directors is replaced by directors who were not endorsed by two-thirds of our board members prior to their appointment, (iii) the consummation of a merger or consolidation of us or any of our subsidiaries other than (A) a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction continuing to represent at least 60% of the combined voting power of our voting securities or the voting securities of the surviving entity outstanding immediately after the transaction, or (B) a merger or consolidation effected to implement a recapitalization of us in which no person or group becomes the beneficial owner of our securities representing more than 40% of the combined voting power of our then outstanding securities, or (iv) our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

In the event of a Named Executive Officer’s (i) death, (ii) total and permanent disability as determined by the Compensation Committee, (iii) retirement after attaining age 62 or an earlier retirement age approved by the Compensation Committee, and/or (iv) separation from employment for any reason other than voluntary termination or “Cause” (as defined in the applicable award agreement), certain of the restricted share and performance unit agreements provide that a Named Executive Officer will forfeit a number of restricted shares or performance units equal to (A) the number of restricted shares or performance units awarded, multiplied by (B) the percentage specified in the applicable award agreement. After that number of restricted shares or performance units is forfeited, any shares or performance units that remain unvested will become immediately vested. The Compensation Committee also has discretion in the case of death, disability or retirement to fully vest restricted shares and performance share units.

The following table reflects the estimated payments and other benefits due pursuant to the Change in Control Agreements and long-term equity incentive awards of each of our Named Executive Officers as of December 31, 2007, assuming, as applicable, that a “Change in Control” occurred and such executives were terminated effective December 31, 2007. For these purposes, the per share price of our Common Stock was assumed to be $50.89, which is the closing price on December 31, 2007. The amounts below have been calculated using numerous assumptions. However, any actual payments that may be made pursuant to the agreements described above are dependent on various factors, which may or may not exist at the time a “Change in Control” actually occurs and/or the Named

Executive Officer is actually terminated. Therefore, such amounts and disclosures should be considered “forward looking statements.”

			Accelerated Vesting
			of Equity Awards on
		Value of	a Change in Control	280G Excise Tax
	Cash	Welfare	and Certain	Gross Up or Cut
Name	Payments(1)	Benefits(2)	Termination Events(3)(4)	Back(5)	Total

Matthew P. Clifton,	$6,556,636	$49,876	$10,737,688	$6,771,618	$24,115,818
Chief Executive Officer and Chairman of the Board
W. John Glancy,	$1,214,145	$11,733	$2,813,403	$0	$4,039,281
Senior Vice President and General Counsel
David L. Lamp, President	$1,726,000	$33,251	$3,027,293	$1,808,589	$6,595,133
Stephen J. McDonnell,
Vice President, Chief Financial Officer	$897,400	$21,800	$1,672,042	$753,642	$3,344,884
P. Dean Ridenour,
Vice President, Chief Accounting Officer(6)	$1,051,024	$21,800	$1,136,323	$834,087	$3,043,234

(1)	Represents cash payments equal to the sum of each executive’s base salary as of December 31, 2007 plus the average of such executive’s annual cash bonus paid for 2004, 2005 and 2006 times the multiplier identified above with respect to such executive.

(2)	Represents the value of the continuation of medical and dental benefits for each executive (and, as applicable, his spouse and dependents) for the length of one year multiplied by the applicable multiplier identified above with respect to such executive.

(3)	These amounts were calculated as follows using the stock price as of market close on December 31, 2007 ($50.89).

				Total Restricted
				Shares Plus
			Maximum	Maximum
	Restricted	Performance	Performance	Performance	Value as of
Named Executive Officer	Shares	Units	Units Awarded	Units	12/31/2007

Matthew P. Clifton	83,922	63,538	127,076	210,998	$10,737,688
W. John Glancy	21,444	16,920	33,840	55,284	$2,813,403
David L. Lamp	21,209	19,139	38,278	59,487	$3,027,293
Stephen J. McDonnell	13,564	9,646	19,292	32,856	$1,672,042
P. Dean Ridenour	5,507	8,411	16,822	22,329	$1,136,323

(4)	Although the award agreements explicitly provide for certain pro-rata vesting upon termination due to death, disability, retirement, and termination of employment other than due to voluntary resignation or termination for “Cause,” the Compensation Committee has the discretion to vest awards in full upon such termination events. For purposes of this disclosure only, we assumed the Compensation Committee exercised its discretion to allow full vesting. In the event of an actual termination pursuant to one of these events the Compensation Committee is under no obligation to actually exercise such discretion.

(5)	Represents the amount of the Tax Code Section 280G Gross Up payment. To determine the amount of the Gross Up payment, the “base amount” for Messrs. Clifton, Glancy, and McDonnell was calculated using the five-year average of each officer’s compensation for the years 2002-2006. In the case of Mr. Lamp, the amount is calculated using the three-year average of his compensation for 2004-2006, as his employment with the Company commenced in January 2004. Mr. Ridenour’s base amount is calculated using the five-year average of his consulting compensation for years 2002-2004 plus his compensation as an employee for years

2004-2006. The payments received in connection with the change of control in excess of a Named Executive Officer’s “base amount” is considered an “excess parachute payment” as provided by Section 280G of the Tax Code. If the total of all “parachute payments” is equal to or greater than three times the base amount, the amount of the excess parachute payment will be subject to the excise tax. In making the calculation, the following assumptions were used: (a) the change of control occurred on December 31, 2007, (b) the closing price of our Common Stock was $50.89 on such date, (c) the excise tax rate under Section 4999 of the Tax Code is 20%, the federal income tax rate is 35%, the Medicare rate is 1.45%, the adjustment to reflect the phase-out of itemized deductions is 1.05%, and there are no state or local income taxes, (d) no amounts will be discounted as attributable to reasonable compensation, (e) all cash severance payments are contingent upon a change of control, (f) the presumption required under applicable regulations that the equity awards granted were contingent upon a change of control could not be rebutted, and (g) the value received under the Retirement Restoration Plan upon a change in control is equal to the present value of the benefit that would otherwise be received upon normal retirement calculated using the prescribed Applicable Federal Rate.

(6)	Mr. Ridenour’s Change in Control Agreement terminated when he changed from employee to consultant status on April 1, 2008.

Finally, in the event of a “Change in Control” (as defined in our Retirement Restoration Plan) each participant’s (or surviving spouse’s or beneficiary’s) benefit under the Retirement Restoration Plan will be paid immediately after such “Change in Control” in the form of an annuity contract issued by a legal reserve life insurance company and a cash payment. The annuity contract will be for an amount equal to the benefits otherwise due the recipient under the Retirement Restoration Plan reduced by the amount of the cash payment, which will equal the reasonable estimate of the federal income tax liability resulting from the annuity contract and the payment. The value of the annuity contract and the estimated cash payment that would be made to each of our Named Executive Officers under the Retirement Restoration Plan in the event of a “Change in Control” (as defined in the Retirement Restoration Plan) on December 31, 2007, are set forth below:

	Retirement Restoration Plan	Retirement Restoration Plan
Name	Annuity Contract	Cash Payment(1)	Total Cost to Company

Matthew P. Clifton	$949,659	$511,355	$1,461,014
W. John Glancy	$71,953	$38,744	$110,697
David L. Lamp	$21,713	$11,691	$33,404
Stephen J. McDonnell	$19,401	$10,446	$29,847
P. Dean Ridenour	$15,892	$8,557	$24,449

(1)	The estimated federal income tax liability for each Named Executive Officer is calculated above using the highest 2007 marginal federal income tax rates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board during the year ending December 31, 2007 were Messrs. Berry (Chairman), Matthews and McKenzie. None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the year ending December 31, 2007. No executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a member of the Board or the Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2007 and has discussed with representatives of Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2007, the matters required to be discussed by Statement of Auditing Standards No. 61, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as currently in effect, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Audit Committee of the Board of Directors

Robert G. McKenzie, Chairman	Buford P. Berry Thomas K. Matthews, II Paul T. Stoffel

The Audit Committee Report will not be deemed proxy soliciting material and will not be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such report by reference.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of the Company has recommended stockholder ratification of the selection of Ernst & Young LLP, an independent registered public accounting firm, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2008 calendar year. Ernst & Young LLP has conducted such audits since 1977. It is expected that a representative of such firm will be present in person or by conference telephone at the Annual Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

EQUITY COMPENSATION PLAN TABLE

The following table summarizes information about our long-term incentive compensation plan as of December 31, 2007:

Number of Shares to
	be Issued Upon	Weighted-Average	Number of Shares
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by stockholders	491,200	$2.56	2,849,657
Equity compensation plans not approved by stockholders	—	—	—

Total	491,200	$2.56	2,849,657

For more information about our Long-Term Incentive Equity Compensation Plan, see information provided under the heading “Long-Term Incentive Equity Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

AUDIT FEES

The following table sets forth the fees paid to Ernst & Young LLP for services provided during 2007 and 2006. 100% of the fees paid were approved by the Audit Committee:

	2007	2006

Audit Fees(1)	$1,261,000	$1,159,000
Audit-Related Fees(2)	0	$48,000
Tax Fees(3)	$580,000	$563,000
All Other Fees	0	—

Total	$1,841,000	$1,770,000

(1)	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s quarterly financial statements and audits performed as part of registration statement filings of the Company and its affiliates.

(2)	Represents fees for professional services in connection with the Company’s benefit plans.

(3)	Represents fees for professional services in connection with tax compliance and planning. Includes $310,000 and $401,000 for tax services provided to HEP in the years ended December 31, 2007 and 2006, respectively, as tax services are among the administrative services that the Company provides to HEP under the Omnibus Agreement.

The Company has adopted a policy whereby the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that performing such services does not impair the auditor’s independence. The Audit Committee has approved a policy whereby it may delegate its pre-approval authority, up to $75,000, to one or more of the Audit Committee’s members or to the Company’s Chief Accounting Officer, and any decisions made under such delegation are required to be reported to the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Specific Transactions.

A Dassault-Breguet Falcon 50 (the “Falcon 50”), was purchased by Lamar Norsworthy and the Company in 2006. Mr. Norsworthy owns 60% and the Company owns 40% of the Falcon 50. Mr. Norsworthy and the Company jointly own the Falcon 50. Until October 1, 2007, Mr. Norsworthy and the Company shared all fixed costs and capital expenses associated with the Falcon 50 according to the ownership percentage of Mr. Norsworthy and the Company from time to time. Effective from October 1, 2007, fixed operating costs are allocated based upon actual usage and the Company has agreed that the owner (expected to be the Company) using the aircraft more than that owner’s percentage interest in the aircraft will compensate the other owner with a payment equal to 7% per annum times the difference between ownership percentage and usage percentage times the total investment by both owners in the aircraft. During 2007, the Falcon 50 was operated for a total of 72.8 hours of which 38.2 were for Mr. Norsworthy’s personal use and 34.6 were for Company business travel.

In 1999, Jack P. Reid and William J. Gray retired from service as officers and full-time employees of the Company. In consequence of their retirements, Mr. Reid and Mr. Gray began to receive monthly payments, as computed by the firm serving as the Company’s actuary at that time, from the Qualified Retirement Plan and the Retirement Restoration Plan in amounts believed to be amounts required under the terms of such Plans. In 2005, the Company became aware that there appeared to be errors in the calculations used to compute the payments made to Mr. Reid and Mr. Gray under these plans. After reviewing the terms of the plans and consulting with actuaries, the Company determined that, in the case of Mr. Reid, amounts in excess of the amounts due under the terms of both the Qualified Retirement Plan and the Retirement Restoration Plan had been paid and that in the case of Mr. Gray the total of amounts paid under both plans was correct but that excess amounts had been paid from the Qualified Retirement Plan and insufficient amounts had been paid from the Retirement Restoration Plan. Following analysis of alternative courses of action with respect to this matter, the Company has taken the steps described below. The amounts of approximately $88,000 with respect to excess payments from the Qualified Retirement Plan from 1999 through April 2007 to Mr. Reid and approximately $106,000 with respect to excess payments from the Qualified Retirement Plan to Mr. Gray from 1999 through April 2007 have been paid by the Company to the Qualified Retirement Plan and monthly payments in corrected amounts from the Qualified Retirement Plan to Mr. Reid and Mr. Gray began in May 2007. Monthly correction for payments from the Qualified Retirement Plan in the form of reductions to the monthly payments commenced in May 2007. In addition, the Company, authorized by the Compensation Committee, has entered into an agreement that reduced the monthly payment to Mr. Reid from the Retirement Restoration Plan beginning in May 2007. The Compensation Committee further determined (based on the facts that Mr. Reid had made good faith elections on the basis of erroneous advice from the Company and the Company’s actuaries in 1999 and that the Company and its actuaries had made computational errors as to the payments due to Mr. Reid under the Qualified Retirement Plan and the Retirement Restoration Plan) that the Company should not seek to require a refund of the excess payments received by Mr. Reid from 1999 through April 2007. The present value of the total excess payments under the Qualified Retirement Plan and the Retirement Restoration Plan received by Mr. Reid for this period has been computed by the Company’s actuaries to be approximately $287,000. With respect to payments to Mr. Gray from the Retirement Restoration Plan, effective for payments made after April 2007 the Company increased the monthly payment to Mr. Gray in an amount equal to the amount of the decrease in the monthly payments from the Qualified Retirement Plan beginning in May 2007. No repayment from Mr. Gray with respect to past payments to Mr. Gray has been considered because the aggregate of the amounts paid from the Qualified Retirement Plan and the Retirement Restoration Plan for each month from 1999 through April 2007 was the correct total amount and only the allocation between the two plans required correction, which has been accomplished by the Company’s contribution to the Qualified Retirement Plan as described above.

At the time Mr. Reid and Mr. Gray retired from full-time employment with the Company in 1999, the Qualified Retirement Plan and the Retirement Restoration Plan did not permit non-bargained participants in the Plans to elect lump-sum distributions from the Qualified Retirement Plan and the Retirement Restoration Plan. Such election is currently available to all employees because of a change in the Qualified Retirement Plan made in 2000. By action of the Board, with Mr. Reid and Mr. Gray abstaining, the Company has amended the Retirement Restoration Plan effective January 1, 2007 to permit all participants in the Retirement Restoration Plan who were not previously permitted to make a lump-sum election with respect to the Qualified Retirement Plan that would have resulted in a lump-sum distribution from the Retirement Restoration Plan to make an election by the end of June 2007 to receive a lump-sum distribution from the Retirement Restoration Plan in lieu of amounts payable under the Retirement Restoration Plan after 2007. If such election is made in a particular case, the amount of the lump-sum distribution will be based on interest rates and actuarial tables in effect as of June 2007 and such lump-sum amount will be paid in January 2008 even if the participant dies after making the election but before January 1, 2008. The only persons affected by this amendment are Mr. Reid, Mr. Gray, and a former spouse of Lamar Norsworthy. The amounts payable to Mr. Reid and Mr. Gray had they elected a lump-sum distribution would have been approximately $1,020,000 in the case of Mr. Reid and approximately $325,000 in the case of Mr. Gray. Neither Mr. Gray nor Mr. Reid elected the lump sum option.

M. Neale Hickerson, who is employed by the Company as Vice President, Investor Relations, is the son of Marcus R. Hickerson, a director of the Company. Neale Hickerson was paid compensation in the amount of $286,748 for services rendered during 2007. M. Neale Hickerson does not report to Marcus R. Hickerson and his compensation is consistent with our policies that apply to all employees with equivalent qualifications, experience and responsibilities. In addition, M. Neale Hickerson received 447 Restricted Stock Awards and 447 Performance Share Units in calendar year 2007 with a grant date fair value, based upon the grant date price of $55.47 per share, or $49,590. The total stock award value, calculated as set forth in footnote 3 to the Summary Compensation Table above, of all unvested equity awards held by M. Neale Hickerson on December 31, 2007 (including awards granted prior to 2007) was $248,699.

Michael P. Clifton, who is employed by the Company as Manager of Supply and Business Development for the Company’s asphalt operations, is the son of Matthew P. Clifton, the Chairman of the Board and Chief Executive Officer and a director of the Company. Michael Clifton was paid compensation in the amount of $151,458 for services rendered during Calendar 2007. Michael P. Clifton does not report to Matthew P. Clifton and his compensation is consistent with our policies that apply to all employees with equivalent qualifications, experience and responsibilities. In addition, Michael Clifton received 312 Restricted Stock Awards in calendar year 2007 with a grant date fair value, based upon the grant date Company share price of $55.47 per share or $17,307. The total stock award value, calculated as set forth in footnote 3 to the Summary Compensable above, of unvested equity awards held by Michael Clifton on December 31, 2007 (including awards granted prior to 2007) was $10,098.

Willie D. Reid, who is employed by the Company as Manager, Applications Infrastructure Support and is the son of Jack P. Reid, a director of the Company. Willie Reid was paid compensation in the amount of $145,165 for services rendered during 2007. Willie D. Reid does not report to Jack P. Reid and his compensation is consistent with our policies that apply to all employees with equivalent qualifications, experience and responsibilities.

Patricia C. Williams, who is employed by the Company as Administrative Assistant Senior, Contracts & Pricing, is the sister of Mathew P. Clifton, the Chairman of the Board and Chief Executive Officer and a director of the Company. Ms. Williams was paid a base salary of less than $50,000 in 2007 and was not eligible for a bonus due to her short tenure with the Company. Ms. Williams does not report to Mr. Clifton and her compensation is consistent with our policies that apply to all employees with equivalent qualifications, experience and responsibilities.

Review, Approval or Ratification of Transactions with Related Persons.

The disclosure, review and approval of any transactions between the Company and related persons is governed by the Code of Ethics, which provides guidelines for disclosure, review and approval of any transaction that creates a conflict of interest between the Company and its employees, officers or directors and members of their immediate family. Conflict of interest transactions may be authorized if they are found to be in the best interest of the Company based on all relevant facts. Pursuant to the Code of Ethics, conflicts of interest are to be disclosed to and reviewed by a superior employee to the related person who does not have a conflict of interest, and additionally, if more than trivial size, by the superior of the reviewing person. Conflicts of interest involving directors are reviewed by the full Board or by a committee of the Board on which the director does not serve. Related party transactions required to be disclosed in the Company’s SEC reports are reported through its disclosure controls and procedures.

There are no transactions disclosed in this Proxy Statement entered into since January 1, 2007 that (a) were not required to be reviewed, ratified or approved pursuant to the Code of Ethics or (b) with respect to which the Company’s policies and procedures with respect to conflicts of interest were not followed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Commission and the New York Stock Exchange initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports, other information available to the Company, and written representations from reporting persons that no other reports were required, all such reports concerning beneficial ownership were filed in a timely manner by reporting persons, except for the Form 4 related to the August 13, 2007 sale by Robert G. McKenzie of 4,860 shares of the Company’s Common Stock, which should have been reported by August 15, 2007 but was reported on August 16, 2007.

ADDITIONAL INFORMATION

Stockholder Proposals

Proposals of stockholders to be considered for presentation at the Company’s 2009 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 should be received by the Company by December 5, 2008, in order to be considered for inclusion in the proxy statement for that meeting.

Pursuant to the Company’s Bylaws, a stockholder must deliver notice, mailed to and received at the principle executive offices of the Company, not less than 120 calendar days nor more than 150 calendar days before the anniversary date of the Company’s proxy statement released to stockholders in connection with the prior year’s Annual Meeting. However, if the date of the Company’s 2009 Annual Meeting has been changed by more than 30 days from the date contemplated at the time of the prior year’s proxy statement, a stockholder’s notice must be received by the Secretary of the Company not later than 60 days before the date the Company commences mailing of its proxy materials in connection with the 2009 Annual Meeting.

With respect to proxies submitted for the 2009 Annual Meeting, the Company management will have discretionary authority to vote on any matter for which the Company does not receive notice by the date specified in the advance notice provisions of the Company’s Bylaws described above, pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934.

Other Matters

The Board of the Company does not know of any other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

Financial Statements Available

A copy of the Company’s 2007 Annual Report containing the audited consolidated balance sheet at December 31, 2007, and the related consolidated statements of income, cash flows, stockholders’ equity and comprehensive income for the year ended December 31, 2007, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

Voting Via the Internet or By Telephone

If you have shares registered directly with the Company’s transfer agent, you may choose to vote those shares via the Internet or by telephone. Specific instructions for registered stockholders interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. If you hold shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions.

Votes submitted via the Internet or by telephone must be received by the transfer agent by 11:59 p.m., Eastern Daylight Time, on May 7, 2008. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Counsel has advised the Company that the Internet voting procedures that have been made available are consistent with the requirements of applicable law. A stockholder voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

W. JOHN GLANCY
Secretary

ANNUAL MEETING OF STOCKHOLDERS OF HOLLY CORPORATION May 8, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730000000000001000 4 050808 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG, LLP AS THE CORPORATION’S AUDITOR. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. Election of Directors: NOMINEES: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) B.P. Berry M.P. Clifton M.R. Hickerson T.K. Matthews R.G. McKenzie J.P. Reid P.T. Stoffel 2. Ratification of the recommendation of the Company’s Audit Committee, endorsed by the Board of Directors, of the selection of Ernst & Young, LLP, an independent registered public accounting firm, as the Company’s auditor for the year 2008: 3. Other Business — Voting upon any other business properly brought before the meeting or any adjournment thereof. This proxy when properly executed will be voted as directed. If no direction is given, it will be voted FOR the election of all nominees as directors, FOR Ratification of the selection of Ernst & Young, LLP as the Corporation’s auditor and in the discretion of those authorized to vote this proxy on any other business. Receipt of the Company’s Annual Report for 2007, Notice of Annual Meeting INSTRUCTIONS; To withhold authority 10 vole for any individual nominee(s), mark “FOR ALL EXCEPT’ and related Proxy Statement is hereby acknowledged, and all former proxies and fill in the circle next to each nominee you wish to withhold, as shown here: are hereby revoked. Please check the box if you are planning to attend the Annual Meeting in person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF HOLLY CORPORATION May 8, 2008 PROXY VOTING INSTRUCTIONS MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible. -OR- TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. -OR- INTERNET · Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. -OR- IN PERSON · You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20730000000000001000 4 050808 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG, LLP AS THE CORPORATION’S AUDITOR. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: BP. Berry M.P. Clifton M.R Hickerson T.K. Matthews RG. McKenzie J.P. Reid P.T. Stoffel INSTRUCTIONS’ To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. Ratification of the recommendation of the Company’s Audit Committee, endorsed by the Board of Directors, of the selection of Ernst & Young, LLP, an independent registered public accounting firm, as the Company’s auditor for the year 2008: 3. Other Business — Voting upon any other business properly brought before the meeting or any adjournment thereof. This proxy when properly executed will be voted as directed. If no direction is given, it will be voted FOR the election of all nominees as directors, FOR Ratification of the selection of Ernst & Young, LLP as the Corporation’s auditor and in the discretion of those authorized to vote this proxy on any other business. Receipt of the Company’s Annual Report for 2007, Notice of Annual Meeting and related Proxy Statement is hereby acknowledged, and all former proxies are hereby revoked, Please check the box if you are planning to attend the Annual Meeting in person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via D this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY HOLLY CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 8, 2008 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Gerard L. Regard, Matthew P. Clifton and W. John Glancy, or any of them or their substitutes, are hereby appointed proxies to represent and to vote the stock of Holly Corporation standing in the name(s) of the undersigned at the Annual Meeting of Stockholders to be held in Dallas, Texas on May 8, 2008, and at all adjournments thereof. TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS YOU DO NOT NEED TO MARK ANY OF THE BOXES, JUST DATE AND SIGN ON THE REVERSE SIDE. SEE REVERSE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE SIDE 14475